    As filed with the Securities and Exchange Commission on January 26, 1998
                                                      Registration No. 333-66977


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------


                 PRE-EFFECTIVE AMENDMENT NUMBER ONE TO FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                ----------------


                               HEALTHTRONICS, INC.
             (Exact name of registrant as specified in its charter)
                                ----------------

Georgia                                              3845                                58-2210668
(State or other jurisdiction of           (Primary Standard Industrial               (I.R.S. Employer
incorporation or organization)            Classification Code Number)                Identification No.)


                            SEC File Number 333-66977


     425 Franklin Road, Suite 545, Marietta, Georgia 30067 (770) 419-0691 (Address and telephone number of principal executive offices)

     425 Franklin Road, Suite 545, Marietta, Georgia 30067 (770) 419-0691 (Address of principal place of business or intended principal place of business)

     Christopher J. Moran, Jr., 4625 Clary Lakes Drive, Roswell, Georgia 30075 Telephone Number: (770) 518-9542 FAX: (770) 518-9640
     (Name, address and telephone number of agent for service)

                                   ----------

                        Copies of all communications to:

                           Christopher J. Moran, Esq.
                             4625 Clary Lakes Drive
                             Roswell, Georgia 30075
                                 (770) 518-9542
                               Fax: (770) 518-9640

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

                                    ---------

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------
                                                 Proposed                  Proposed
Title of Each              Dollar Amount         Maximum Offering          Maximum
Class of Securities        to be                 Price Per                 Aggregate                 Amount of
to be Registered           Registered            Security                  Offering Price         Registration Fee*
------------------------------------------------------------------------------------------------------------------------------------
No Par Value               $6,000,000            $6.00 per                 $6,000,000                   $1,668
Common Stock                                             Share
------------------------------------------------------------------------------------------------------------------------------------



------------
* Previously paid on November 9, 1998.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

INITIAL PUBLIC OFFERING PROSPECTUS (SUBJECT TO COMPLETION)

                               HEALTHTRONICS, INC.
                                  COMMON STOCK
                         PURCHASE PRICE: $6.00 PER SHARE

                              83,334 SHARE MINIMUM
                             1,000,000 SHARE MAXIMUM

                     MINIMUM INVESTMENT = 100 SHARES ($600)

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK, AND YOU SHOULD CONSIDER A PURCHASE OF THESE SHARES ONLY IF YOU CAN AFFORD THE LOSS OF YOUR ENTIRE INVESTMENT (SEE "RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS).

     This is our Initial Public Offering and there is no public market for our Shares and there is no assurance that any will develop or continue. (See note 3 below).

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE UNITS OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


---------------------------------------------------------------------------------------------
                           Price to         Underwriting Discounts and          Proceeds to
                           Public             Commissions (1)(2)(3)             Company (2)
---------------------------------------------------------------------------------------------
Per Share             $        6.00              $       .60                   $        5.40

Total Minimum         $  500,004.00              $ 50,000.40                   $  450,003.60

Total Maximum         $6,000,000.00              $600,000.00                   $5,400,000.00

---------------------------------------------------------------------------------------------

                                (See notes below)

                         CAPITAL GROWTH MANAGEMENT, INC.
                       1827 POWERS FERRY ROAD, BUILDING #2
                             ATLANTA, GEORGIA 30339

                   The date of this Prospectus is *****, 1999


(1) These figures include compensation to be paid to Capital Growth Management, Inc. (the "Placement Agent") totaling ten percent.


(2) The proceeds to us do not reflect the deduction of expenses of this offering, estimated at $198,793, including printing, accounting, legal, stock transfer, filing, and miscellaneous costs and fees (See "USE OF PROCEEDS").


(3)  This offering is being conducted on a "best-efforts, 83,334  Share minimum
     - 1,000,000 Share maximum" basis. In the event that the minimum number of Shares (83,334) having a gross subscription price of $500,004 is not sold by 60 days from the date of this Prospectus (Unless extended by us for an additional 30 days, which extension we would grant if we deemed the 60 day period after effectiveness of this initial public offering was not a good time to sell an initial public offering or if our effectiveness with certain states is delayed until after our effectiveness with the Securities and Exchange Commission), all proceeds raised will be promptly returned to you without paying interest and without deducting any sales commissions or expenses of the offering. If the minimum number of Shares are sold, this offering will continue until nine months from the date of this Prospectus or until all offered Shares are sold, whichever event first occurs. Your checks should be made payable to"***** as Escrow Agent for HealthTronics, Inc." and proceeds from the sale of the Shares will be escrowed with ***** in Atlanta, Georgia, no later than noon of the next business day following receipt thereof. No interest will be paid to us on funds held in the Escrow Account. Subscribers will not have the use of their funds, will not earn interest on funds in the Escrow Account, and will not be able to obtain return of funds placed in the Escrow Account unless and until the minimum offering period expires, which may be as late as 90 days from the date of this Prospectus. (See "UNDERWRITING"). Officers, directors and controlling shareholders are not prohibited from purchasing Shares pursuant to this offering, however any such purchases will not be counted towards the minimum offering.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.


     UNTIL *****, 1999 (90 DAYS AFTER THE EFFECTIVE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS PLACEMENT AGENTS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                 ADDITIONAL INFORMATION THAT IS AVAILABLE TO YOU

     We have filed with the Securities and Exchange Commission (the "Commission") a registration statement (hereinafter, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered hereby. This prospectus (hereinafter, the "Prospectus"), which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and the securities, reference is hereby made to the Registration Statement and such exhibits filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 (1-800-SEC-0330) upon payment of the prescribed fees. These materials are also available for inspection and copying at the regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Web site (http://www.sec.gov) that contains our complete Registration Statement.


     Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. We will provide without charge to each person who receives this Prospectus, upon written or oral request, a copy of any information incorporated by reference in this Prospectus. Such request should be mailed or phoned to us at the address below.


                               HEALTHTRONICS, INC.
                          425 Franklin Road, Suite 545
                             Marietta, Georgia 30067
                                (770) (419-0691)
                              FAX: (770) (419-9490)
                       Attention: Roy S. Brown, President


Upon effectiveness of the Registration Statement we will become a reporting company pursuant to Section 15 of the Securities Exchange Act of 1934. As a reporting company, we shall file quarterly, annual and special reports with the Commission. We shall provide our security holders with copies of our annual reports containing financial statements audited by independent public accountants for each year that our securities are outstanding, at no charge, provided that the number of our shareholders exceeds 300. Copies of future reports and of reports filed by us during the course of the offering period may be obtained from us, at no charge, or from the Public Reference Section of the Commission at the address, web site or telephone number shown above.

                             SUMMARY OF OUR OFFERING

     This summary highlights certain information from the remainder of our Prospectus. It does not contain all of the information that is important to you in making a decision whether or not to invest in our offering. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors beginning on page 5 and the financial statements beginning on page F-1. This Prospectus contains forward-looking statements which involve risks and uncertainties. The words "expects", "intends", "believes", "anticipates", "estimates", "may", "could", "should", "would", "will", "plans", "hopes" and similar expressions identify forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "RISK FACTORS" and elsewhere in this Prospectus.


Who we are:                We are a Georgia corporation founded for the purpose
                           of obtaining Food and Drug Administration ("FDA") approval for certain products manufactured and patented by HMT High Medical Technologies GmbH
                           ("HMT"), a Swiss corporation. These products, which use shock wave therapies to treat certain ailments, are called the LithoTron(R)lithotripter and the OssaTron(R)orthopedic lithotripter.

Our Business:              It is our intent to attempt to generate revenues
                           from:
                           -        Sales of the LithoTron(R) lithotripter and
                                    the OssaTron(R) orthopedic lithotripter as well as related medical devices;
                           -        Recurring revenues from licensing fees,
                                    sales of our Newtrode(R) spark plug and the maintenance of equipment;
                           -        Investment income generated from
                                    partnerships and joint ventures with third parties that purchase equipment from us, as well as management fees from such entities; and
                           -        Income generated from equipment we own or
                                    that is owned by consolidated subsidiaries through rental or leasing.

Our Market:                Management believes that approximately 600,000
                           persons a year suffer from kidney stones in the United States. Of these, approximately 180,000 will be treated with lithotripsy, a non-surgical therapy developed in Germany around 1980. Based upon average charges of

                           $6,000 per patient (These average charges include the use of equipment, physician charges, anaesthesia and other normal charges incidental to this therapy), management believes that over $1,000,000,000 is spent on this technology per year.


                           There are approximately 380 active lithotripter systems in operation in the United States, with approximately 210 of these installed in hospitals or outpatient centers. The remaining 170 are mobile, with most of these owned by groups of urologists except for 62 machines owned by Prime Medical and 30 machines controlled by Integrated Healthcare Services, formerly owned by Coram Healthcare. Almost half of the lithotripters now in use are older than 10 years.

Our Products and
Proposed Products:         -        The LithoTron(R) Lithotripter

                           A "Lithotripter" is a medical device that uses shock waves to fragment kidney stones into small pieces so that the stones may pass from the body. It is also used in the treatment of certain bone problems. The LithoTron(R) lithotripter is our proprietary Lithotripter.

                           -        The OssaTron(R) Orthopedic Lithotripter

                           Orthotripsy(R) is the application of shock wave technology to certain orthopedic problems. It is an extension of the principle used to treat kidney stones. Physiologically, Orthotripsy(R) is believed to stimulate bone, tendon and ligament healing by inducing microscopic injuries at the site of the chronic injury. Subsequently, a generation of new blood vessels enters into the area and causes bone-healing cells (osteoblasts) or tissue-healing cells (fibroblasts) to invade the area and stimulate the healing process. Another name for Orthotripsy(R) is orthopedic lithotripsy.


The Patent and Our
License to Use It:         The OssaTron(R) orthopedic lithotripter, the
                           invention subject to our patents and patent applications, was developed and patented by

                           VISSH Voennomedicinsky Institut of Bulgaria
                           ("VISSH"). The patents and patent applications for Australia, Canada, Hungary, South Korea, Russia, Japan, China and the United States were sold by VISSH to HMT High Medical Technologies GmbH ("HMT"). VISSH retained the Bulgarian patent. On January 21, 1997, a U.S. Patent for a "System, Method and Apparatus for Treatment of Degenerative Bone" was awarded to the principals of HMT, and assigned to HMT (U.S. Patent Number 5,595,178). There is no patent for the LithoTron(R) lithotripter.

                           HMT granted an exclusive license to us to make, use, lease or sell shock wave equipment for medical purposes. This License is effective for a term of 5 years beginning on the date Pre-Market Approval is granted by the FDA and is automatically renewable for subsequent 5 year terms provided that we meet certain sales commitments. ("Pre-market Approval" or "PMA" is a request to the FDA for approval of a medical device. Based upon such application, the FDA decides if the medical device is to be approved for marketing or if the application should be declined.) If we fail to meet these sales commitments, the License provides that it may be terminated by HMT upon 12 months notice at least 12 months prior to the expiration of the 5 year term then in effect. The Amended License further grants to us the exclusive rights to manufacture the OssaTron(R) orthopedic lithotripter, as well as accessories, spare parts, consumables and disposables related thereto, upon payment of a fee of $1,000,000 and a licensing fee not to exceed 10% of our net selling price for each Company manufactured unit sold.

                           HMT entered into a distributorship agreement with us granting us the exclusive distribution rights for the OssaTron(R) orthopedic lithotripter and related parts and consumables for the United States, Canada and Mexico. This distributorship agreement is for an indefinite period of time and may be terminated at any time for cause.

                           HMT entered into a distributorship agreement with us granting us exclusive distribution rights for the LithoTron(R) lithotripter and related parts and consumables for the United States (including Puerto Rico, the U.S. Virgin Islands and
                           Guam), Canada and Mexico. This distributorship agreement is for an indefinite period of time and may be terminated at any time for cause.


Our Offering:

Securities Offered.......................... 1,000,000 Shares

Shares Outstanding at date of Prospectus.... 9,665,342 Shares

Shares to be Outstanding after Offering..... 10,665,342 Shares

Options Outstanding at date of Prospectus... 454,000 Options

Total Public Offering Price................. $6,000,000

Placement Agent ("Underwriter") Discount.... $600,000

Net Proceeds................................ $5,400,000

Estimated Offering Expenses................. $198,793

Use of Proceeds............................. Primarily: the purchase of capital equipment for lease, the purchase
                                             of inventory, FDA study expense
                                             and working capital.

Risks of Our Offering ("Risk Factors")...... Investing in our Shares is very risky and you should be able to
                                             bear a complete loss of your
                                             investment.

                                  RISK FACTORS


      You should give careful consideration to the following facts concerning our Company and the risks involved in the purchase of our Shares. You are cautioned to read all of the documents furnished or made available by us, including our financial statements and the footnotes. Please refer to "ADDITIONAL INFORMATION THAT IS AVAILABLE TO YOU" on the inside front cover page of this Prospectus to see how to obtain additional information and documents that may help you in better understanding our company and the risks of purchasing our Shares. This Prospectus contains forward-looking statements which involve risks and uncertainties. The words "expects", "intends", "believes", "anticipates", "estimates", "may", "could", "should", "would", "will", "plans", "hopes" and similar expressions identify forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Prospectus.

LOSSES FROM OPERATIONS. We have incurred net losses from operations since we started. In 1996 we lost $432,572 and in 1997 we lost $418,028. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS").


BEST EFFORTS OFFERING. We are offering, on a "best efforts 83,334 Share Minimum, 1,000,000 Share Maximum" basis, up to 1,000,000 Shares. (This means that the Placement Agent is not required to sell any portion of this offering and must only use its best efforts to sell this offering). Accordingly, there can be no assurance that any or all of the Shares will be sold. There is no provision for the return of funds to subscribers if more than 83,334 but less than 1,000,000 of the Shares offered are sold, and in that event, we may have insufficient funds to carry out to the fullest our proposed business activities. (See "USE OF PROCEEDS" and "UNDERWRITING").


SUBSTANTIAL AND IMMEDIATE DILUTION. We have previously issued Shares at prices ranging from $.01 to $3.00 per Share. If you purchase Shares in this offering you will incur an immediate dilution in the net tangible book value of your Shares of from $5.10 per Share if the maximum offering is sold to $5.53 per Share if only the minimum offering is sold. (See "DILUTION"). We also have 454,000 options currently outstanding which are exercisable at prices well below the public offering price of our Shares. The exercise of any or all of these options could substantially decrease the net tangible book value of your Shares. (See "OPTION EXERCISE TABLE").


LACK OF MARKET FOR OUR SECURITIES. There is currently no market for our Shares and there may never be a market for our Shares, even if this entire offering is sold. Certain of our officers, directors, employees, consultants and suppliers hold options to purchase, in the aggregate, up to 454,000 of our Shares at prices ranging from $1.00 to $3.00 per Share as of the date of this Prospectus. If all of these options were to be exercised, outstanding Shares would be increased by 4.3% if the maximum offering is sold and by approximately 4.7% if only the minimum offering is sold. The exercise of any or all of these outstanding options would have a negative impact on the market price, if any, of our Shares.


Even if a market for our Shares did develop, we have 9,665,342 Shares currently outstanding as of the date of this Prospectus. All of these Shares are "restricted" Shares, of which 5,934,900 of these Shares are both "restricted" and "control" Shares within the meaning of the Securities Act of 1933 and Rule 144 promulgated thereunder. Any or all of these restricted and control Shares could be resold to the public if registered pursuant to the Securities Act of 1933, as amended or pursuant to an exemption from registration thereunder such as Rule 144. Rule 144 provides for the resale, subject to certain limitations with respect to quantity, holding period, matter of resale and certain filing requirements, of restricted securities to the public. Any resale of the securities currently held by our present shareholders could have a negative impact on any market for our Shares that might develop.


COMPETITION. We face strong competition from other companies, some of which have substantially more experience and financial resources than we have. Several of these larger companies are currently working on an orthotripsy device that will directly compete with our orthotripter. (See "HISTORY AND BUSINESS - COMPETITION").

INDEMNIFICATION. Our Articles of Incorporation provide that no director shall have any personal liability to us or our shareholders for monetary damages for breach of duty of care or the other duties of a director except for any appropriation of any business opportunity, for acts or omissions that involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. Copies of our Articles of Incorporation and By-Laws have been filed as exhibits to our Registration Statement and may be accessed electronically or obtained in paper by any potential investor or his representative (See "ADDITIONAL INFORMATION THAT IS AVAILABLE TO YOU" on the inside front cover of this Prospectus). Because of these provisions, we and our shareholders may have a more limited right of action against a director than we would have absent these provisions. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 (THE "ACT") MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF OURS PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, WE HAVE

BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with these securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

GOVERNMENTAL REGULATION. We will be subject to various local ordinances, county, state and federal laws and regulations, including laws and regulations that may directly affect our profitability. Our proposed products must be approved by the FDA prior to marketing these products. In addition, we are subject to regulations promulgated by the Drug Enforcement Administration and the Healthcare Financing Administration. Our compliance with any changes in such laws and regulations may have an adverse effect upon our business.


     We have received clearance from the FDA to begin clinical trials of the OssaTron(R) orthopedic lithotripter and we have been granted FDA approval for commercial distribution of the LithoTron(R) lithotripter subject to certain conditions (See "HISTORY AND BUSINESS - GOVERNMENTAL REGULATION").

     Federal law regulates physician ownership of, and referral to, health care service providers for services reimbursable under the Medicare or Medicaid programs through two federal acts: the Medicare and Medicaid Fraud Prevention Act; and the Omnibus Budget Reconciliation Acts and certain regulations proposed thereunder. The Medicare and Medicaid Fraud Prevention Act (referred to hereinafter as the "Anti-kickback Statute") generally prohibits the payment of any remuneration to induce or encourage the referral of patients for services reimbursable under the Medicare or Medicaid programs. The Omnibus Budget Reconciliation Acts (referred to hereinafter as the "Stark Act") expanded restrictions imposed upon physician ownership and referral activities to include "hospital outpatient services". On January 9, 1998 the Health Care Financing Administration published proposed regulations applicable to all designated health services. While lithotripsy is not mentioned in the proposed regulations, accompanying comments indicate that lithotripsy is included within the definition of inpatient and hospital outpatient services. While there are several exceptions and safe harbors within the above federal acts and regulations, strict compliance with these acts and regulations would limit the ability of our Company and of USL to contract with limited partnerships controlled by physicians, since physicians would generally not be allowed to own lithotripters. Inasmuch as the limited partnerships with which we and USL have established working arrangements are at least partially owned by physicians, we might have to seek other arrangements for marketing our products. (See "HISTORY AND BUSINESS - GOVERNMENTAL REGULATIONS").



NEED TO RETAIN KEY PERSONNEL AND LACK OF "KEY PERSON" INSURANCE. Our success in the next few years is materially dependent upon the abilities of our executive officers. We have "Key Person" insurance in the total amount of $1,000,000 on both Argil Wheelock, M.D., our Chairman and CEO and on Marie Marlow, Vice President of Clinical and Regulatory Affairs, but not currently on any of our other officers or employees. While we believe this amount of insurance to be adequate, the loss of the services of any one or more of our present employees could adversely affect us. In addition, Victoria Beck, our Chief Financial Officer, and Marie Marlow, our Vice President of Clinical and Regulatory Affairs are the only officers who have entered into employment agreements with us and a state court could determine not to enforce (or only to partially enforce) the terms of any employment agreement.


SECONDARY TRADING MARKET ONLY A POSSIBILITY. The owners of our restricted securities may begin reselling these securities pursuant to the provisions of Rule 144 (See RISK FACTOR entitled "LACK OF MARKET FOR OUR SECURITIES", above). The viability of a secondary market for our securities is based upon, among other requirements, our being current in filing reports with the Securities and Exchange Commission pursuant to the reporting requirements mandated by the Securities Exchange Act of 1934 (The "Exchange Act"). If we become delinquent in filing reports pursuant to the Exchange Act it may become impossible for any investor to resell his Shares.

ARBITRARY OFFERING PRICE. The offering price of $6.00 per Share was determined arbitrarily by our management. This offering price has no relationship to book value, market value or any other indications of valuation, and there can be no assurance of any resale value for our Shares.


BROAD DISCRETION OVER USE OF PROCEEDS. Once we have reached our minimum sales level of 83,334 Shares ($500,004), we have broad discretion over the use of proceeds of this offering. (See "USE OF PROCEEDS").

NON-EXCLUSIVE LICENSE. VISSH Voennomedicinsky Institut of Bulgaria ("VISSH"), the developer of the patent, retained the rights to the Bulgarian patent of its invention. In addition, the license granted from HMT to the Predecessor (now us) is only for the US, Mexican and Canadian patents. This means that products produced in Bulgaria by VISSH or its licensee or by other licensees of HMT in other countries in which the invention is licensed (such as China,

South Korea and Japan), could effectively compete with our products in the world market outside of the US, Mexico and Canada. Our Amended License with HMT is not effective until we gain PMA approval from the FDA and is not renewable unless we sell an average of 20 Ossatron(R) orthopedic lithotripters a year. (See "PATENTS, TRADEMARKS AND LICENSES").


PATENT AND TRADEMARK APPLICATIONS NOT A GUARANTEE OF PROTECTION. While we have obtained or have filed for certain patents or trademarks for our various products, processes, technology, trademarks and logos, this protection does not guarantee that other persons will not use or employ patents, processes, technology, trademarks or logos substantially identical to ours. If another person were to successfully patent a product manufactured by us or to obtain a trademark or copyright on a logo, process or trade name used by us, it is possible that we would be required to pay royalties to such person or to cease such use. In addition, the cost of patent or trademark litigation may prove prohibitively expensive to us, even if we were to prevail in such litigation. We do not have patent protection for the LithoTron(R) lithotripter and we do not anticipate filing for such protection. This means that if one of our competitors were to achieve patent protection on a similar device, we would be subject to the same risks shown in the next paragraph. (See "HISTORY AND BUSINESS - COMPETITION").

We are aware that both Siemens GmbH ("Siemens") and Dornier Medical Systems ("Dornier") have had patents approved for the use of shock wave therapy in orthopedics as well as to treat pain. We believe that the Siemens and Dornier patents do not apply to the OssaTron(R) orthopedic lithotripter because our technique is different from the technique employed in the Siemens and Dornier applications and because of our indications of use and our earlier filed patent application. However, it is always possible that a court could determine that we have infringed upon either the Siemens or Dornier patents, and such a determination could lead to our having to cease use of the OssaTron(R) orthopedic lithotripter. (See "HISTORY AND BUSINESS - COMPETITION").

CHANGING REGULATORY CLIMATE. Federal and state laws regulate physician ownership of, and referrals to, health care service providers. On January 9, 1998, proposed regulations were published applicable to the services provided by the limited partnerships in which we are an investor. If these regulations are adopted, the profitability and viability of some of our operations may be endangered. (See "HISTORY AND BUSINESS - GOVERNMENTAL REGULATION").


Hospitals and centers to which we sell our products are reimbursed for lithotripsy under various federal and state programs, including Medicare and Medicaid, primarily at fixed rates. These programs are always subject to statutory and regulatory changes, administrative rulings, interpretations of policy and governmental funding restrictions, all of which could affect our ability to market our products.


LOWER RATES OF REIMBURSEMENT AND OTHER UNCERTAINTIES. Over the last several years, there has been a trend towards lower reimbursement rates for health care services and prescription drugs by cost-conscious third-party payors such as health maintenance organizations. There has also been increased resistance by insurance companies and others to reimburse for certain treatments that may be considered experimental or optional or to reimburse when a less-expensive alternative is deemed to be available. We do not believe that any of our services are considered experimental or optional or that other less-expensive alternatives currently exist, and we have not incurred any increase in our labor and supply costs due to such factors. However, such reimbursement reductions or resistance to treatments could affect the potential market for our products.


In addition, these lower rates of reimbursement are occurring at a time when labor and supply costs are gradually increasing due to inflation.

RISK RELATING TO CHANGES IN TECHNOLOGY. The OssaTron(R) orthopedic lithotripter and LithoTron(R) lithotripter are both subject to rapid technological changes and face the risk of product obsolescence and the development of less expensive alternatives. The development of new technologies or drugs or refinements of existing ones might render our products technologically or economically obsolete.

MALPRACTICE AND OTHER LIABILITY RISKS. Physicians and technicians who use our products are exposed to the risk of liability and malpractice claims. Any such claims could also name us. While we have not experienced any such claims, an award for damages could exceed the limits of our applicable insurance coverage. Successful liability claims asserted against us, to the extent not covered by insurance, could affect our ability to operate profitably. While management believes our current level of insurance is adequate, there can be no assurance of this.


DEPENDENCE UPON HMT. Our products are manufactured by HMT High Medical Technologies GmbH ("HMT"), a Swiss corporation. HMT is a privately-held concern and does not publish any resulting financial information. If HMT were to encounter financial problems and cease the manufacture of our products, it is possible that we may not find an alternative manufacturer or that the terms of any manufacturing agreement with an alternative manufacturer would not be on terms as favorable to us as our current agreement with HMT. Our current manufacturing agreement with HMT expires on July 21, 2002. We do not own or operate any manufacturing facilities and we have no plans to manufacture any of our products for at least the next 12 months. Inasmuch as HMT is located in Switzerland, all of the risks normally associated with imported technology apply, these risks include:

- The possibility of currency fluctuations that may make the exchange rate between the dollar and the Swiss franc disadvantageous to us;
- The possibility of government imposed restrictions on the sharing of various technologies;
- The possibility that HMT may incur substantial problems in meeting year 2000 compliance and that these problems will be increased because of communication problems; and
- The difficulty in interpreting various contracts entered between persons who are residents of separate nations.

UNLIMITED LIABILITY AS GENERAL PARTNER. We have guaranteed the debts of certain of our subsidiaries. In addition, since we act as general partner to thirteen limited partnerships, we have unlimited liability for the payment of the debts of these limited partnerships. As of September 30, 1998, our consolidated debt aggregated $2,659,749, which includes our obligations for the thirteen limited partnerships. If these limited partnerships are unable or unwilling to repay their debts, we could be liable for the entire amount of these debts (See "JOINT VENTURES, SUBSIDIARIES AND DISTRIBUTORSHIPS").

SALE OF PRODUCT TO RELATED ENTITIES. We have sold many of our LithoTron(R) lithotripters to partnerships in which we have a general partnership interest and we have co-signed on the related debt. As discussed in the preceding paragraph, this means, in essence, that if these partnerships are unable or unwilling to pay the complete purchase price, we may be compelled to repay lenders for the sale of our own products. (See "JOINT VENTURES, SUBSIDIARIES AND DISTRIBUTORSHIPS").

YEAR 2000 COMPLIANCE. We are aware of the issues associated with the programming of existing computer systems as the year 2000 approaches, and recognize the need to ensure that our operations will not be disrupted by Year 2000 hardware and software issues. This problem will affect us since virtually every computer operation will be affected in some way by the rollover of two-digit year values. The central issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or could fail. We have appointed a committee chaired by John Warlick, our Executive Vice President, and he is in the process of confirming compliance regarding Year 2000 issues for both internal and external (suppliers, vendors) information systems. This process, which shall continue on an ongoing basis, involves communicating with significant suppliers, HMT, financial institutions, and other parties that provide significant services to us. We have updated all internal computer systems and software to ensure we will not have any internal Year

2000 problems. In addition, one of our leading vendors has provided documentation certifying that the software for the LithoTron(R) and OssaTron(R) systems contain no date-dependent functions. There can be no assurance that all of our primary service providers will properly address such Year 2000 issues. Expenditures to make us Year 2000 compliant are not expected to be material to our financial position or results of operations, however, there can be no assurance in that regard. Mr. Warlick anticipates that all Year 2000 issues will be resolved by June of 1999 (See MANAGEMENT'S DISCUSSION AND ANALYSIS").

DEPENDENCE UPON SERVICETRENDS. Our products are serviced exclusively by Servicetrends, Inc. ("Servicetrends"), a Georgia corporation. Servicetrends is a subsidiary of a publicly held corporation that is a major competitor of our Company and certain of its officers and employees are also Shareholders of our company. If Servicetrends were to encounter financial problems and cease the servicing of our products, it is possible that we may not find an alternative service company or that the terms of any servicing agreement with an alternative service company would not be on terms as favorable to us as our current agreement with Servicetrends.

THE REGULATION OF PENNY STOCKS. When a broker-dealer conducts transactions in "Penny Stocks" (Also known as "Designated Securities"), they are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks are generally equity securities with a price of less than $5.00 per share (with certain exceptions not relevant to our offering). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the penny stock rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risk in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our Common Stock becomes subject to the penny stock rules, you may find it more difficult to sell your Shares.

CONTROL OF OUR COMPANY. Our officers and directors, as a group, are the beneficial owners of approximately 48.20% of the outstanding Shares of our Company. Even if this entire offering is sold, that percentage will only decrease to 43.68%. Accordingly, if you invest in this offering you will not have the ability to control our Company. (See "PRINCIPAL SHAREHOLDERS").


RISK OF LOSS. In view of the risk involved in our business operations, the Shares offered hereby should not be purchased by any person who cannot afford to risk the loss of his investment.


                          HISTORY AND BUSINESS

HISTORY.

     HealthTronics, Inc. (the "Company") was incorporated in the State of Georgia on December 1, 1995. On December 31, 1995, OssaTronics, Inc. (the "Predecessor"), an affiliated Georgia corporation formed on December 23, 1994, was merged into our Company. The Agreement and Plan of Merger was finalized with the Office of the Secretary of State of Georgia on April 29, 1996. All references to our Company shall include, unless otherwise noted, our Predecessor.


     On April 19, 1996 our shareholders voted to split our stock at a rate of 60 new Shares for each old Share held, resulting in 6,000,000 Shares outstanding at that time.

BUSINESS AND PROPOSED BUSINESS - PAST ACTIVITIES.


     We were founded for the purpose of obtaining Food and Drug Administration ("FDA") approval for certain products manufactured by HMT High Medical Technologies GmbH ("HMT"), A Swiss corporation; in particular, certain medical devices utilizing shock wave therapies, known as the LithoTron(R) lithotripter and the OssaTron(R) orthopedic lithotripter. Upon FDA approval we will have exclusive rights to market the OssaTron(R). Both products are currently being used outside of the United States and Canada.


BUSINESS AND PROPOSED BUSINESS - PRESENT AND FUTURE BUSINESS.


     It is our intent to attempt to generate revenues from four sources:

     1) Sales of the LithoTron(R) lithotripter and the OssaTron(R) orthopedic lithotripter as well as related medical devices;


     2) Recurring revenues from licensing fees, sales of the Newtrode(R) spark plug (This is a special spark plug developed by HMT that powers the shock wave given by the LithoTron(R) lithotripter) and the maintenance of equipment;


     3) Investment income generated from partnerships and joint ventures with physicians, dealerships and hospitals that purchase equipment from us, as well as management fees from such entities; and


     4) Income generated from equipment we own or that is owned by consolidated subsidiaries through rental or leasing.


MARKET OVERVIEW

     Management believes that approximately 600,000 persons a year suffer from kidney stones in the United States. Of these, approximately 180,000 will be treated with lithotripsy, a nonsurgical therapy developed in Germany around 1980. Based upon average charges of $6,000 per patient (These average charges include the use of equipment, physician charges, anaesthesia and other normal charges incidental to this therapy), we believe that over $1,000,000,000 is spent on this technology per year.


     There are approximately 380 active lithotripter systems in operation in the United States, with approximately 210 of these installed in hospitals or outpatient centers. The remaining 170 are mobile, with most of these owned by groups of urologists except for 62 machines owned by Prime Medical and 30 machines controlled by Integrated Healthcare Services, formerly owned by Coram Healthcare. Almost half of the lithotripters now in use are older than 10 years.


     The majority of machines now in use in the United States were manufactured by Dornier Medical Systems, Siemens GmbH or Medstone International, Inc. The retail price of a new lithotripter made by these companies ranges from $300,000 to $800,000.


MARKETING STRATEGY

     We market the LithoTron(R) lithotripter primarily to hospitals and to certain physician groups that provide mobile lithotripsy services. (With respect to ownership by physician groups, proposed regulations could have a severe impact upon the ability of such groups to own lithotripsy devices - See "GOVERNMENTAL REGULATION", below.) Four medical centers have already purchased an OssaTron(R) orthopedic lithotripter under the conditions of the IDE regulations, and have begun investigational studies. An additional investigational site is leasing a unit and has also begun an IDE study.

     We currently have several customers who purchase our LithoTron(R) lithotripter and Newtrode(R) spark plug. In addition, we use U.S. Lithotripsy, L.P., A Texas limited partnership of which we are the sole general partner, Signal Medical, IHS, HealthSouth and Mobile One Medical for assistance in marketing our products. No single customer accounts for more than 10% of our business.

     We have entered into several 12 month contracts to provide lithotripsy services to several unaffiliated medical centers in Georgia and Tennessee. These contracts generally provide for a pre-arranged, fixed fee per patient for each treatment to be performed at the respective facility.

GEOGRAPHIC MARKETS.

     Our geographic markets and potential markets consist of the United States and it's possessions, Canada and Mexico. These are the only countries for which we have a license to market the products of HMT. As of the date of this Prospectus, no sales have been made in Canada or Mexico. (See "PRODUCTS AND PROPOSED PRODUCTS").


PRODUCTS AND PROPOSED PRODUCTS.

I)   The LithoTron(R) Lithotripter

     The LithoTron(R) lithotripter was developed by HMT. We believe the LithoTron(R) lithotripter to be superior to the other lithotripters currently available for the following reasons:

     1) Higher power and lower retreatment rates than competing lithotripters.

     2) The LithoTron(R) lithotripter causes minimal discomfort and as few complications as any currently marketed lithotripter.

     3) The machine is very easy for doctors and technicians to use. The LithoTron(R) lithotripter is readily transferable from one treatment room to another, as opposed to older machines that may require a dedicated, specially prepared operating suite costing in excess of $100,000.

     4) Increased reliability and lower maintenance costs compared with older, currently installed machines.


     5) Versatility, since the X-ray system used for imaging the kidney stones can be removed and used for other medical procedures.

     6) Optimum X-ray resolution compared to older devices currently in use.


     7) More cost-efficient mobile service, since the machine can be transported in a smaller vehicle than most of the machines currently in use.

     The main components of the LithoTron(R) lithotripter are:

     1) A "C-arm Fluoroscopy Unit" which consists of a flexible "arm" that is connected to a double monitor unit. The C-arm fluoroscopy unit is used to find the kidney stones. The dual monitors provide the surgeon the capability of viewing the last image captured as well as the current view.

     2) A "Patient Table" which is a motorized, mobile, 4-way table operated by a remote hand switch. The table has an IV pole, arm support, belt restraint, optional stirrups and an optional urine basin, and is configured to allow comfortable treatment of the patient.

     3) An "Electrocardiagram Recorder" or "ECG" to monitor the patients vital signs.

     4) The "Shock Wave Unit", consisting of a control cabinet and the therapy head and test device.

     After completing a four (4) site Investigatory Device Exemption ("IDE") study for kidney and upper ureter stones, the LithoTron(R) lithotripter Pre-Market Approval ("PMA") application was submitted to the FDA on May 15, 1997. The United States Food and Drug Administration ["FDA"] requires that a company or person seeking to introduce a medical treatment device must first go through an IDE study and must afterwards go through a PMA application. The FDA will not approve any lithotripsy device for sale that has not received PMA approval. On July 21, 1997, we received FDA notice that the PMA is approved and that we may begin commercial distribution of the LithoTron(R) lithotripter, subject to certain restrictions on the uses, methods, controls, labeling and the training of operators in compliance with the Code of Federal Regulations. These restrictions involve the following: 1) The sale, distribution, and use of the device are restricted to prescription use; (2) Labeling on the device must specify the requirements that apply to the training of practitioners who may use the device; (3) We agreed to develop a protocol to collect long-term data to study the effect of the device on hypertension; 4) We are required to submit progress reports regarding the completion of post-approval study requirements. We are in full compliance with these requirements. We are conducting additional investigations to allow the promotion of additional LithoTron(R) lithotripter features. Once the FDA grants PMA approval and the PMA applicant meets all conditions of approval, a medical device may immediately be sold.


II)  The OssaTron(R) Orthopedic Lithotripter

     Orthotripsy(R) is the application of shock wave technology to certain orthopedic problems. It is an extension of the principle used to treat kidney stones. Physiologically, Orthotripsy(R) is believed to stimulate bone, tendon and ligament healing by inducing microscopic injuries at the site of the chronic injury. Subsequently, a generation of new blood vessels enters into the area and causes bone-healing cells (osteoblasts) or tissue-healing cells (fibroblasts) to invade the area and stimulate the healing process. Another name for Orthotripsy(R) is orthopedic lithotripsy.



     In a progress report submitted to, and reviewed by, the FDA, we stated that we believe that in Europe, orthopedic lithotripsy has been shown to be an effective treatment in 60 - 90% of cases involving chronic heel pain syndrome ("heel spurs"), non-union fractures (fractures that have failed to heal for nine months or more since the initial injury) and lateral epicondylitis ("tennis elbow").

     In a progress report submitted to, and reviewed by, the FDA, we stated that we believe the OssaTron(R) orthopedic lithotripter to be one of a few commercially available orthopedic shock wave devices in the world. We further stated in this report that we believe our product is superior to potential competitors who utilize a different energy source. The OssaTron(R) orthopedic lithotripter is typically referred to as a "high energy" orthopedic device and we believe the higher power enables the OssaTron(R) orthopedic lithotripter to promote healing with fewer treatment sessions.

     On May 29, 1996, we received approval from the FDA to begin preliminary patient investigations with the OssaTron(R) orthopedic lithotripter. None of these investigations are pre-IDE studies; all study protocols have been reviewed and approved by the FDA. Treatment of the first nonunion patient (A "nonunion patient" is a patient whose bone injury is not healing normally within nine months of the injury) was performed on July 18, 1996; treatment of the first tennis elbow patient on September 19, 1996 and the first heel spur patient on February 27, 1997. On February 13, 1998, we received FDA permission to expand the elbow study to a multi-site study and to expand the heel spur study to multiple sites. We are currently the sponsor of three clinical studies involving the OssaTron(R) orthopedic lithotripter. These include studies involving this product for treating chronic heel pain syndrome (also called plantar fasciitis), for treating tennis elbow, and for treating nonunion fractures. All three studies are being regulated by the FDA, and are being conducted in two stages: an initial feasibility study, which is a small, 20 patient series intended to provide preliminary safety and effectiveness information, followed by a second stage multi-center pivotal study that includes 100 or more patients and is intended to provide the clinical data needed to obtain FDA approval for marketing. Stage one feasibility studies of the

OssaTron(R) orthopedic lithotripter for heel pain syndrome and for tennis elbow have been completed; the FDA has reviewed the results of these two feasibility studies and approved the expansion of both studies to stage two pivotal investigations on February 13, 1998. Patient enrollment for the stage one feasibility study of the treatment of nonunion fractures is nearly complete, and we plan to submit findings to the FDA and request expansion to the stage two pivotal study once all 20 patients have been treated.

     The findings from the phase one feasibility studies of OssaTron(R) orthopedic lithotripter treatment of heel pain syndrome and of tennis elbow closely resembled findings from clinical use of the OssaTron(R) orthopedic lithotripter in Europe. Management believes that approximately 85% (seventeen out of twenty) of the feasibility study patients treated for heel pain syndrome had a successful response to initial treatment, and that approximately 85% of the tennis elbow patients had a successful response to treatment (The study protocols for the Ossatron(R) orthopedic lithotripter, as approved by the FDA, contain defined success/fail criteria according to which a final status for each study subject is assigned. The term "successful response to treatment" means that a study subject met the pre-defined criteria identified in the study protocol). About 50% of the feasibility study patients treated for tennis elbow required two treatments, as had been reported from European clinical studies of OssaTron(R) orthopedic lithotripsy treatments for this indication of use. We believe the feasibility study results from our phase one FDA clinical trials and our current studies to be superior to published results for European clinical experience with orthopedic shock wave devices based on a different energy source (electromagnetic technology), which appear to be associated with higher retreatment rates than have been demonstrated in the OssaTron(R) orthopedic lithotripter studies. Findings from the stage two pivotal studies are not yet available, since these are double-blinded, placebo-controlled studies (this means that neither the patient nor the doctor know whether the patient is receiving an actual treatment or a placebo). Early study findings to be submitted to the FDA in February, 1999 suggest that pivotal study results will not differ significantly from feasibility study findings. (These clinical studies were specifically designed to include a single-site feasibility study that would test the study protocol for the multisite study conducted to support the PMA. Therefore, the pivotal studies are extensions of the feasibility studies, not new studies with new objectives or new hypotheses). We believe that retreatment rates may be a significant factor not only in the FDA approval process, but also concerning reimbursement for orthopedic shock wave treatments.

EMPLOYEES.

     We employ twenty-two persons on a full-time basis in administration and operation. None of our employees are members of labor unions and we believe labor relations to be good.

POTENTIAL MANUFACTURING.


     We do not currently own or operate any manufacturing facilities and have no plans to manufacture any of our products in the immediate future. We currently import our products from the manufacturer, HMT. We have the right to purchase manufacturing rights from HMT for the OssaTron(R) orthopedic lithotripter: 1) upon payment of a one time fee of $1,000,000 for the manufacturing know-how, technical drawings, descriptions and other paperwork and associated documents necessary for the manufacture of the OssaTron(R) orthopedic lithotripter; and 2) A licensing fee of 10% of the net selling price for each OssaTron(R) orthopedic lithotripter manufactured by us. We have the right to manufacture the LithoTron(R) lithotripter. We intend, however, for at least the next 12 months, to continue to purchase both LithoTron(R) lithotripters and OssaTron(R) orthopedic lithotripters from HMT. (See "RISK FACTOR - DEPENDANCE ON HMT", above).

SUPPLIERS.

     Currently we acquire all of our inventory from HMT. We have no plans to change this arrangement.


MAINTENANCE SERVICES.


     Maintenance services for our products are performed by Servicetrends, Inc., a subsidiary of Integrated Healthcare Services ("IHS"), and formerly a subsidiary of Coram Healthcare Corporation. While IHS is believed by our management to be the second largest provider of lithotripsy services in the United States and therefore may be deemed a competitor of our Company, we are satisfied with the level of service performed by Servicetrends, Inc., and have no plans to change our arrangements with Servicetrends, Inc. Several of the officers and employees of Servicetrends, Inc. are Shareholders in our Company.


GOVERNMENTAL REGULATION.

     We will be subject to regulation by federal, state and local statutes, ordinances, regulations and codes in many facets of our business. Such governmental regulation includes licenses, permits, safety codes, zoning, truth-in-lending, workmen's compensation and related laws, as well as various consumer sales statutes and regulations. Our proposed products must be approved by the FDA prior to marketing these products. In addition, we are subject to acts and regulations promulgated by the Drug Enforcement Administration and the Healthcare Financing Administration. We will also be subject to regulation by various regulatory agencies of the states in which we intend to sell our Shares. The states impose various regulations upon the activities of health care providers such as us and our customers. Our compliance with any changes in such laws and regulations may have an adverse effect upon our business. Although we presently believe that our operations will be in compliance with applicable laws and regulations, there can be no assurance that we will continue to be able to comply with all applicable laws and regulations, or to do so without adverse consequences to our business. (See also "RISK FACTORS").


     We have received clearance from the FDA to begin clinical trials of the OssaTron(R) orthopedic lithotripter and have been granted FDA approval for commercial distribution of the LithoTron(R) lithotripter subject to certain conditions on the uses, methods, controls, labeling and the training of operators in compliance with the Code of Federal Regulations. These restrictions involve the following: 1) The sale, distribution, and use of the device are restricted to prescription use; (2) Labeling on the device must specify the requirements that apply to the training of practitioners who may use the device;
(3) We agreed to develop a protocol to collect long-term data to study the effect of the device on hypertension (this study has been completed as of the date of this Prospectus); 4) We are required to submit progress reports regarding the completion of post-approval study requirements. We are in full compliance with these requirements.


     Federal law regulates physician ownership of, and referral to, health care service providers for services reimbursable under the Medicare or Medicaid programs through two federal acts: the Medicare and Medicaid Fraud Prevention Act; and the Omnibus Budget Reconciliation Acts and certain regulations proposed thereunder. The Medicare and Medicaid Fraud Prevention Act (referred to hereinafter as the "Anti-kickback Statute") generally prohibits the payment of any remuneration to induce or encourage the referral of patients for services reimbursable under the Medicare or Medicaid programs. The Omnibus Budget Reconciliation Acts (referred to hereinafter as the "Stark Act") expanded restrictions imposed upon physician ownership and referral activities to include "hospital outpatient services". On January 9, 1998 the Health Care Financing Administration published proposed regulations applicable to all designated health services. While lithotripsy is not mentioned in the proposed regulations, accompanying comments indicate that lithotripsy is included within the definition of inpatient and hospital outpatient services. While there are several exceptions and safe harbors within the above federal acts and regulations, strict compliance with these acts and regulations would limit our ability to contract with limited partnerships controlled by physicians since physicians would generally not be allowed to own lithotripters.

COMPETITION.

     Our competitors, including Dornier Medical Systems, ("Dornier") Siemens GmbH ("Siemens"), Medstone International, Inc. ("Medstone"), IHS, Prime Medical Services, Inc. ("Prime") and Storz Medical Systems ("Storz"), are larger and better-financed than us, and also enjoy a high degree of international name recognition for other products they manufacture. It is possible that one or more of these companies could corner the market for lithotripters through the use of extensive advertising and product discounts, even if our products prove to be superior.

     We are aware that Dornier, Siemens, Medstone and Storz are all currently working on an orthotripsy device. We believe the OssaTron(R) orthopedic lithotripter to be superior. Siemens and Dornier have received patents for the use of shock wave therapy in orthopedics and for pain management. We, however, believe that our technique is different from the Siemens and Dornier patents and believe that our earlier filed patent application and 72 pending claims covering multiple pathologies or indications of use do not encroach upon either the Siemens or Dornier patents.

     We believe that Prime owns approximately 16% of the estimated 380 lithotripters currently in operation in the United States, making this entity the leading provider of lithotripsy services. IHS is believed to hold the second position with approximately 8% of the estimated lithotripters in the United States. We estimate that the next four largest lithotripsy providers operate only 11% of the lithotripsy units currently in operation in the United States.

     We also compete with local private facilities and medical centers that offer lithotripsy services, including hospitals that own their own machines and local mobile service providers.

PROPERTY, EQUIPMENT AND INVENTORY.


     As of September 30, 1998, we owned property, equipment and inventory, on a consolidated basis, with a net book value of $5,413,961. We currently lease 6,275 square feet of office space in Marietta, Georgia at a monthly rental of $3,921.88. Our lease expires on May 15, 2000. We intend to perform all of our administrative, marketing, assembly, inspection, warehousing and shipping functions from our current facility. We deem this space adequate to meet our foreseeable future needs.

JOINT VENTURES, SUBSIDIARIES AND DISTRIBUTORS.

     On March 7, 1997, we entered into a distributorship agreement with U.S. Lithotripsy, L.P. ("USL") a Texas limited partnership of which we were one of the corporate general partners, and with Litho Management, Inc., USL's other corporate general partner. (As described below - we are currently the sole general partner in USL). The distributorship agreement (as amended) granted USL an exclusive license to sell, use, lease and distribute our products in a 19 state area and a non-exclusive right (subject to approval by us) to sell, use, lease and distribute our LithoTron(R) lithotripter and related urology products in other states. We, pursuant to a private placement memorandum dated June 1, 1997, acquired a 40% ownership interest in USL, consisting of a .4% general partnership interest and a 39.6% limited partnership interest, pursuant to an Entity Interest Agreement. On May 1, 1998 we acquired 100% of the outstanding common shares of Litho Management, Inc. in exchange for 700,000 Shares of our Common Stock; we, therefore, became the sole general partner of USL. As of September 30, 1998, USL is the general partner in eight limited partnerships and a limited partner in four limited partnerships, all of which provide lithotripsy services. Subsequent to September 30, 1998, USL formed five additional limited partnerships.


     On September 9, 1998 we exchanged 300,000 of our Shares with three shareholders of ours (Messrs. H. Patrick Hezmall, David Ellis and Wade Lowery) who were also the sole shareholders of HLE Corp., a Texas corporation, in exchange for all of the issued and outstanding shares of HLE Corp. The assets of HLE Corp. consist of a 30% limited partnership interest in Metro I Stone Management, Ltd., a Texas limited partnership. Because we, as sole general partner of USL, have already consolidated Metro I Stone Management, Ltd., this transaction effectively represents an acquisition of additional interest in the operations of Metro I Stone Management, Ltd.

     Florida Lithology, Inc. (''FLI'') was incorporated in Florida on September 15, 1998. On October 23, 1998, the Company became a 45.5% Shareholder in FLI. FLI is a 55.5% co-general partner in Florida Lithology, Ltd. ("FLL"), a Florida limited partnership that provides lithotripsy services in the state of Florida. We are also a 20% limited partner in FLL. Argil Wheelock, MD, our Chairman and CEO, serves as the chairman and as the president of FLI.

     The ownership share of USL, of HLE Corp. and of FLI in these various limited partnerships, as of the date of this Prospectus, (hereinafter referred to as the "Second Tier Limited Partnerships") is discussed below:

Name of Entity                        USL Interest in Partnership (2)    Type of Ownership
----------------------------------------------------------------------------------------------------------
Metro I Stone Management, Ltd. (1)                         10%           Sole General Partnership Interest

Mississippi Valley I Stone                                 01%           Sole General Partnership Interest
Management Limited (1)                                     30%           Limited Partnership Interest

AESL Limited Partnership                                   20%           Limited Partnership Interest

East Texas I Stone Management, Ltd. (1)                    10%           Sole General Partnership Interest

Dallas Stone Management, LP (1)                            10%           Sole General Partnership Interest

Tulsa Stone Management, LP (1)                             10%           Sole General Partnership Interest
                                                           30%           Limited Partnership Interest

Tyler Stone Management, L.P. (1)                           10%           Sole General Partnership Interest
                                                           30%           Limited Partnership Interest

Tyler Stone Services, L.P. (1)                             10%           Sole General Partnership Interest
                                                           89%           Limited Partnership Interest

S.C. Missouri Stone Management, L.P. (1)                   10%           Sole General Partnership Interest

SE Colorado Lithotripsy, LP (1)                            10%           Sole General Partnership Interest

Mississippi Valley II Stone
Management, LP (1)                                         10%           Sole General Partnership Interest

Missouri Valley Lithotripsy, L.P. (1)                      10%           Sole General Partnership Interest

North Central Texas Lithotripsy, L.P. (1)                  99%           Sole General Partnership Interest


Name of Entity                            HLE Interest in Partnership    Type of Ownership
----------------------------------------------------------------------------------------------------------
Metro I Stone Management, Ltd. (1)                         30%           Limited Partnership Interest


Name of Entity                            FLI Interest in Partnership    Type of Ownership
----------------------------------------------------------------------------------------------------------
Florida Lithology, Ltd.                                   45.5%          General Partnership Interest (3)



We are also a limited partner in the following entities (hereinafter referred to as the "First Tier Limited Partnerships"):


Name of Entity                     Company Interest in Partnership      Type of Ownership
----------------------------------------------------------------------------------------------------------
Bone and Joint Treatment
Centers of South Florida,                                  49%          Limited Partnership Interest
Limited Partnership

Lithotripsy Leasing                                        13%          Limited Partnership Interest
Limited Partnership

Chesapeake Lithotripsy-West,
Limited Partnership                                         5%          Limited Partnership Interest

Lithotripsy Association of Texas                            5%          Limited Partnership Interest
----------------------------

(1) The above entities pay USL a management fee of 7.5% of gross receipts, subject to certain minimums or other limitations.

(2) We, through our general partnership interests, guaranteed the debts of USL and all of the Second Tier Limited Partnerships (See "CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS").


(3) We are also a 20% limited partner in this entity.


     We are currently a 67% owner of Tenn-Ga Prostate Therapies, L.L.C. ("Tenn-Ga Prostate"), a Tennessee limited liability company that owns and operates a mobile Prostatron device (a Prostatron is a medical device that uses microwave energy to treat prostate enlargement). The remaining 33% of Tenn-Ga Prostate is owned by physicians who practice in the market served by Tenn-Ga Prostate. Tenn-Ga Prostate provides prostate therapy services to various hospitals in the Southeast. Argil Wheelock, M.D., our Chairman and CEO, is the Chief Manager of Tenn-Ga Prostate.


     On December 4, 1998 we became a 60% owner of Lithowest, LLC, an Arizona limited liability company formed on December 4, 1998 to provide lithotripsy services in Arizona and parts of Colorado.


PATENTS, TRADEMARKS AND LICENSES.

     The OssaTron(R) orthopedic lithotripter, the invention subject to our patents and patent applications, is an apparatus used , among other considerations, for the medical treatment of the pathological state of bones. VISSH was the holder of a patent entitled: "Method and Apparatus for Medical Treatment of the Pathological State of Bones" (U.S. Patent Number 4,979,501). The patents and patent applications for Australia, Canada, Hungary, South Korea, Russia, Japan, China and the United States were sold by VISSH to HMT High Medical Technologies GmbH ("HMT"). VISSH retained the Bulgarian patent. On January 21, 1997, a U.S. Patent for a "System, Method and Apparatus for Treatment of Degenerative Bone" was awarded to the principals of HMT, and assigned to HMT (U.S. Patent Number 5,595,178). There is no patent for the LithoTron(R) lithotripter.

     HMT granted a license regarding U.S. Patent Number 4,979,501 and Canadian Patent Number 1,330,580 (the "Original License") to the Predecessor on June 3, 1995. The Original License provides the Predecessor (us since the merger) with a non-exclusive license to make, use, lease, or sell shock wave equipment for medical treatment. The Original License was acquired for $100,000. HMT reserved the patents and patent applications for Australia, Hungary, South Korea, Russia, Japan and China. The Original License could be terminated by either party upon default after 30 days written notice. On August 7, 1996 the Original License was amended (the "Amended License") to specifically grant to us an exclusive license to make, use, lease or sell shock wave equipment for medical purposes. This Amended License is effective for a term of 5 years beginning on the date PMA is granted by the FDA and is automatically renewable for subsequent 5 year terms provided that we meet a sales commitment of not less than an average of 20 OssaTron(R) orthopedic lithotripters a year, as averaged over the preceding 5 year term. If we fail to meet this sales commitment, the Amended License provides that it may be terminated by HMT upon 12 months notice at least 12 months prior to the expiration of the 5 year term then in effect. The Amended License further grants to us the exclusive rights to manufacture the OssaTron(R) orthopedic lithotripter, as well as accessories, spare parts, consumables and disposables related thereto, upon payment of a fee of $1,000,000 and a licensing fee not to exceed 10% of our net selling price for each Company manufactured unit sold. Subsequently, we entered into an agreement with HMT entitled: "Second Amendment to Patent License Agreement". This agreement added Patent Number 5,595,178 to the Original License and the Amended License.


     Messrs. John F. Warlick (our Executive Vice President), Roy S. Brown (our President), Argil Wheelock, MD and John Ogden, MD (a consultant to, and shareholder of, our Company) have filed a patent application with the United States Patent and Trademark Office for an invention entitled "Method for Using Acoustic Shock Waves in the Treatment of Medical, Dental and Veterinary Conditions." This filing is for additional uses for the OssaTron(R) orthopedic lithotripter and has been assigned to us for no consideration. In addition, in 1998 we filed seventy-two patent claims for additional uses for the OssaTron(R) orthopedic lithotripter.



     On November 22, 1994 HMT entered into a distributorship agreement with the Predecessor granting the Predecessor exclusive distribution rights for the OssaTron(R) orthopedic lithotripter and related parts and consumables for the United States, Canada and Mexico. As part of this agreement: the Predecessor committed to purchase 10 OssaTron(R) orthopedic lithotripter units per year over the life of the agreement after FDA PMA approval; and HMT agreed to warrant the OssaTrons(R) orthopedic lithotripter for 12 months at no cost to the Predecessor. This distributorship agreement is for an indefinite period of time and may be terminated at any time for cause, as defined in the contract to include bankruptcy, default in payment, failure to perform or failure of the Predecessor to meet its purchase commitment, or upon 12 months notice by either party, after November 11, 2000. On March 1, 1996 this distributorship agreement was assigned to us.

     On January 24, 1996 HMT entered into a distributorship agreement with us granting us exclusive distribution rights for the LithoTron(R) lithotripter and related parts and consumables for the United States (including Puerto Rico, the U.S. Virgin Islands and Guam), Canada and Mexico. As part of this agreement:

We committed to purchase 12 LithoTron(R) lithotripter units per year over the life of the agreement ,after FDA PMA approval; and HMT agreed to warrant the LithoTron(R) lithotripters for 12 months at no cost to us. This distributorship agreement is for an indefinite period of time and may be terminated at any time for cause, as defined in the contract to include bankruptcy, default in payment, failure to perform or our failure to meet our purchase commitment or, upon 12 months notice by either party, after January 22, 2001. Both we and HMT have been and remain in full compliance with this agreement.


     On June 20, 1996 we received from HMT a right to manufacture both the LithoTron(R) lithotripter and the OssaTron(R) orthopedic lithotripter, including all drawings, technical descriptions, supplies and all other information requested by us in order to enable us to manufacture both the LithoTron(R) lithotripter and the OssaTron(R) orthopedic lithotripter. While this right does not subject us to additional payments with respect to the LithoTron(R) lithotripter, manufacturing of the OssaTron(R) orthopedic lithotripter is subject to the one time payment of $1,000,000 and a licensing fee not to exceed 10% of our net selling price for each Company manufactured unit sold, as described in the second paragraph of this sub-section. We have no present plans to engage in manufacturing activities.


      We currently have pending trademark registrations for "Ossatripsy" and "Osteotripsy". In addition, we have been awarded the trademark registration for "Orthotripter(R)", "OssaTron(R)" orthopedic lithotripter, "Orthotripsy(R)", "Newtrode(R)" and "LithoTron(R)" lithotripter.


                                   MANAGEMENT

OFFICERS AND DIRECTORS.

      The name and positions of our executive officers and directors as of the date of this Prospectus are set forth below. The term of office of each director is for a period of one year, or until the next annual shareholders' meeting, whichever occurs first.


--------------------------------------------------------------------------------
                                                             BENEFICIAL
NAME                       POSITION HELD  (2)                COMMON STOCK
                                                             OWNERSHIP
                                                                (1)
--------------------------------------------------------------------------------
Argil J. Wheelock, M.D.   Chairman and CEO               1,508,800 Shares (3)
                          (Since June 1, 1996)

Roy S. Brown              President and COO              1,002,200 Shares (4)
                          (Since May 1, 1996)
                          Director
                          (Since May 1, 1996)

--------------------------------------------------------------------------------
                                                             BENEFICIAL
NAME                       POSITION HELD  (2)                COMMON STOCK
                                                             OWNERSHIP
                                                                (1)
--------------------------------------------------------------------------------
Scott Cochran             Secretary/Treasurer              166,000 Shares
                          (Since December 23, 1994)
                          Director
                          (Since December 23, 1994)

John F. Warlick           Executive Vice President       1,348,800 Shares (5)
                          (Since December 1, 1995)

Marie Marlow              Vice President of Clinical        38,000 Shares (6)
                          and Regulatory Affairs
                          (Since September 1, 1996)

Joachim Voss              Director                         500,000 Shares
                          (Since December, 1997)


Victoria Beck             Chief Financial Officer           15,000 Shares (7)
                          (Since August 1, 1997)

John Burke                Director                          75,000 Shares (8)
                          (Since December, 1997)
--------------------------------------------------------------------------------


(1) Pursuant to the beneficial ownership rules of the Securities and Exchange
Commission: Common Stock owned of record by close relatives of officers and directors has been aggregated with stock held of record by officers and directors and vested options held by each of these persons have been treated as though such options were exercised as of the date of this Prospectus.

(2) Messrs. John F. Warlick, Argil Wheelock and Joachim Voss may be deemed to be "Parents" and "Promoters" of our Company and of the Predecessor, as those terms are defined in the Securities Act of 1933.

(3) Dr. Wheelock has been issued options to purchase up to 90,000 Shares of our Common Stock at a purchase price of $1.00 per Share. These Shares have been included in this table pursuant to the beneficial ownership rules of the SEC.

(4) Mr. Brown has been issued options to purchase up to 29,000 Shares of our Common Stock at a purchase price of $1.00 per Share. These Shares have been included in this table pursuant to the beneficial ownership rules of the SEC.

(5) John F. Warlick has been issued options to purchase up to 19,000 Shares of our Common Stock at a purchase price of $1.00 per Share. These Shares have been included in this table pursuant to the beneficial ownership rules of the SEC. 1,328,800 of the Shares shown in this table are owned of record by Ty Warlick, Mr. Warlick's wife. Mr. Warlick disclaims record or beneficial ownership of any of the shares owned by Ty Warlick.


(6) Ms. Marlow has been issued options to purchase up to 10,000 Shares of our Common Stock at a purchase price of $1.00 per Share and 5,000 Shares at a purchase price of $3.00 per Share. These Shares have been included in this table pursuant to the beneficial ownership rules of the SEC. Certain incentive options, totaling up to 75,000 Shares that may be issued to Ms. Marlow pursuant to an incentive option agreement dated March 24, 1998 have not been included in this table . (See "OPTION EXERCISE TABLE").

(7) Ms. Beck has been issued options to purchase up to 15,000 Shares of our Common Stock at a purchase price of $1.00 per Share. These Shares have been included in this table pursuant to the beneficial ownership rules of the SEC. Certain incentive options, totaling up to 15,000 Shares that may be issued to Ms. Beck pursuant to an employment agreement dated July 11, 1997 have not vested and have not been included in this table . (See "OPTION EXERCISE TABLE").


(8) Mr. Burke has been issued options to purchase up to 50,000 Shares of our Common Stock at a purchase price of $1.00 per Share. These Shares have been included in this table pursuant to the beneficial ownership rules of the SEC.

BIOGRAPHICAL INFORMATION.


ARGIL J. WHEELOCK, M.D. (50) - Dr. Wheelock was a practicing, board-certified urologist in Chattanooga, Tennessee from 1979 until 1996. Since July 1, 1996 he has worked exclusively as Chief Executive Officer of our Company. From November, 1994 until June, 1996, he was CEO of Phymatrix's (a NASDAQ listed company that specializes in physician practice management) Lithotripsy Division. From July, 1991, until November, 1994, he was Vice President in charge of Lithotripsy Services at Coram Healthcare (a NYSE listed company engaged in home health care). Dr. Wheelock is the president, a director and a shareholder of NGST, a Tennessee corporation engaged in mobile lithotripsy through partnerships; a shareholder of Cobb Regional Lithotripter Services, Inc.; the managing general partner of TennGa Stone Group Two; the Chief Manager of Tenn-Ga Prostate; a minority partner in TennGa Stone Group Two; and the chairman and president of Florida Lithology, Inc., a Florida corporation engaged in providing lithotripsy services through a limited partnership.


ROY S. BROWN (50) - Mr. Brown was the president of Servicetrends, Inc., a company that services equipment for us, until May 30, 1996. Prior to this he served as: Vice President of Sales and Marketing for Intra-Sonix of Burlington, Massachusetts, a medical equipment manufacturing company (1994 to 1995); as the owner of Andex products, an international business consulting firm in Lawrenceville, Georgia (1992 through 1994); and as Executive Vice President of Sales and Marketing for Dornier Medical Systems, a manufacturer of medical equipment located in Munich, Germany (from 1984 to 1992). Mr. Brown holds the equivalent of a B.A. in International Business from Hannover University in Hannover, Germany.

JOHN F. WARLICK (37) - Mr. Warlick, who holds a B.S. in Financial Management from Clemson University, was the Vice President of Sales for, the past president of ,and a director of Servicetrends, Inc., from April, 1996 until September, 1996. Prior to this he was the Sales Operations Manager of Dornier Medical Systems (from 1985 until 1988), the Vice President of Sales for Energy Four (from 1989 until 1991) and the president of OssaTronics, our Predecessor (from its inception).

JOACHIM VOSS (60) - Mr. Voss, a resident of Germany, has an engineering degree from the Engineering School of Bielefeld, Germany. With a background of twenty-five years in marketing and engineering of high technology products for aerospace and medical application, he worked from 1989 through 1996 as Managing Director and as Marketing Director of HMT, the corporation that developed and manufactures both the LithoTron(R) lithotripter and the OssaTron(R) orthopedic lithotripter. Mr. Voss has now retired from his active role in HMT, but still works as a consultant to HMT and it's German affiliate company.

SCOTT COCHRAN (37) - Mr. Cochran is a partner with the law firm of Cochran, Camp and Snipes in Smyrna, Georgia, and has held this position since 1988. He received an A.A. degree from Young Harris College, a B.A. from Emory University and a J.D. from Mercer Law School. Mr. Cochran's law firm also serves as outside counsel to us.

MARIE MARLOW (45) - Ms. Marlow is Vice President of Clinical and Regulatory Affairs for us, a position she has held since September of 1996. From May of 1995 until August, 1996, she served as a Technical Advisor for Quintiles/BRI of Rockville, Maryland, a leading consultant and evaluation entity to the medical industry with respect to FDA regulatory and product study issues. Prior to this she served as: Director of Regulatory and Clinical Affairs for Cambridge Heart, Inc. of Bedford, Massachusetts (February of 1994 to May, 1995); Director of Regulatory Affairs for Bard Electrophysiology, a division of C.R. Bard, Inc. of Billerica, Massachusetts, a NYSE traded company primarily engaged in the field of medical equipment and related technology; (September, 1993 until February, 1994); and Director of Clinical and Regulatory Affairs for Intra-Sonix, Inc. of Burlington, Massachusetts, a Massachusetts based start-up company which developed an integrated ultrasound and laser device for medical purposes (June, 1989 to August, 1993). Ms. Marlow holds a diploma in Nursing from the California Hospital School of Nursing (Now the USC School of Nursing).

VICTORIA BECK (43) - Ms. Beck graduated from Georgia State University in 1981 with a degree in accounting. From 1992 until mid 1997 she worked for the international accounting firm of Price Waterhouse. From mid 1987 until mid 1994 she was the Controller of Miller/Zell, a Georgia company engaged in the manufacturing and design of visual merchandising systems. From mid 1994 until July of 1997, Ms. Beck was an independent certified public accountant practicing in, and certified in, the state of Georgia.

JOHN BURKE (52) - Mr. Burke has served as a director of our Company since February, 1998. He is presently the managing member of Capital Appreciation Management Company, L.L.C., which is the managing general partner of an Atlanta-based merchant banking fund specializing in acquiring controlling interests in companies located in the southeastern United States. Mr. Burke is also a principal with Brown Burke Capital Partners, Inc., which provides financial advisory services to middle market companies in connection with mergers and acquisitions and financing. Mr. Burke also serves as a director of United Companies Financial Corporation, a financial services holding company engaged in consumer lending. From 1973 to 1996, Mr. Burke was employed by the Robinson-Humphrey Company, Inc., most recently serving as a Senior Vice President and the head of its financial institutions/banking research.


REMUNERATION.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the aggregate direct annual remuneration to be paid to our executive officers and directors.
We do not have any long-term incentive plans or stock appreciation rights.


-----------------------------------------------------------------------------------------------------------------------------
                                                                                    Long Term Compensation Awards
-----------------------------------------------------------------------------------------------------------------------------
  Annual compensation
-----------------------------------------------------------------------------------------------------------------------------
Name and                                                                              Other
Principal                                                                             Annual
Position                              Year             Salary          Bonus(1)    Compensation    Stock Options(2)
                                                        ($)              ($)           ($)          ($)        (#)        ($)
-----------------------------------------------------------------------------------------------------------------------------
Argil J. Wheelock, M.D.           Fiscal Year         $  89,000        $3,334             0       $90,000      90,000
Chairman and CEO                  Ended 12/31/97

Roy S. Brown                      Fiscal Year         $  89,000        $4,021      $  7,000(4)    $29,000      29,000
President and COO                 Ended 12/31/97

John F. Warlick                   Fiscal Year         $  89,000             0              (7)    $19,000      19,000
Executive Vice President          Ended 12/31/97

Marie Marlow                      Fiscal Year         $ 108,000        $  405             0       $25,000      15,000(5)
Vice President                    Ended 12/31/97

Scott Cochran                     Fiscal Year                 0(3)          0             0             0           0
Secretary/Treasurer               Ended 12/31/97

Victoria Beck                     Fiscal Year         $  65,968             0             0        15,000      15,000(6)
Chief Financial Officer           Ended 12/31/97

John Burke                        Fiscal Year                 0             0             0       $50,000      50,000
Director                          Ended 12/31/97
-----------------------------------------------------------------------------------------------------------------------------

(1) In addition to their annual remuneration, executive officers of ours who are also employees may be entitled to participate in our 401(K) plan. These amounts are shown above in the "Bonus" Column above. Also shown in the "Bonus" column are certain valuations for insurance paid by us for Messrs. Wheelock ($1,493) and Brown ($1,334) (See "OUR RETIREMENT PLAN", below).


(2) We have valued the Shares underlying the stock options at a price of from $1.00 to $3.00 per Share, the fair market value of the Shares at issuance as determined by our management in the absence of a readily trading market, solely for the purposes of Rule 402 of Regulation S-B promulgated under the Securities Act of 1933. If these Shares were valued at the public offering price of $6.00 per Share, this would constitute additional consideration to our executive officers in the amount of $1,080,000. These Shares are, however, restricted and any resale would be subject to the registration provisions of the Securities Act of 1933 or the provisions of Rule 144 or a similar exemption from registration under the Securities Act of 1933.

(3) Mr. Cochran, as counsel to us, will also bill us for legal services rendered to our Company.

(4) Mr. Brown receives the use of a Company automobile. We have valued this use at approximately $7,000 per annum.


(5) Certain incentive options that may be available to Ms. Marlow upon FDA approval of the OssaTron(R) orthopedic lithotripter have not been valued in this table. (See "OPTION EXERCISE TABLE", below).

(6) Certain options that may be available to Ms. Beck premised upon her continued service to us have not been valued in this table. This includes options to purchase up to 5,000 Shares at $1.00 per Share that were granted in 1997 to vest in July of 1999, an option to purchase up to 5,000 Shares at $1.00 per Share that were granted in July of 1998 to vest in July of 2000 and an option to purchase up to 5,000 shares at $1.00 per share that vests in July of 2000. (See "OPTION EXERCISE TABLE", below).


(7) Mr. Warlick began receiving a car allowance of $500 per month in 1998.


OPTION EXERCISE TABLE

     On December 23, 1996 the Board of Directors instituted an options program to issue up to 350,000 Shares at prices to be determined by the Board. Subsequently, the Board increased the authorized options to 550,000 Shares at an exercise price from $1.00 to $3.00 per Share. As of the date of this Prospectus, the Board has issued options for an aggregate of 454,000 Shares to 31 persons, including certain promoters, officers, directors, employees and consultants to us. Except as noted in the table below, all such options expire on December 31, 2000 or December 31, 2001. All but 108,000 of these options are currently exercisable.

     On April 14, 1997 the Board of Directors granted stock options, exercisable at $1.00 per Share (Our management has valued these Shares underlying the stock options at a price of $1.00 per Share, the fair market value of the Shares at issuance as determined by our management in the absence of a readily trading market) to Messrs. Wheelock (65,000 Shares), Brown (9,000 Shares) and Warlick (9,000 Shares) in exchange for personal payment guarantees provided by these officers on our behalf.

     We have not issued any stock appreciation rights and do not have a long-term incentive plan. The options held by our management as of the date of this Prospectus are exercisable pursuant to the following table:

-------------------------------------------------------------------------------------
                      Number of        Percent of
                      Securities       Total Options
                      Underlying       Granted to          Exercise
                      Options          Employees and       Price           Expiration
Name and Title        Granted (#)      Others               ($)            Date
-------------------------------------------------------------------------------------
Argil Wheelock, MD      90,000          19.82%               $1.00         12/31/2000
(Chairman and CEO)

Roy S. Brown            29,000           6.39%               $1.00         12/31/2000
(President, COO and
Director)

John F. Warlick         19,000           4.18%               $1.00         12/31/2000
(Executive Vice
President)


Marie Marlow            10,000           2.20%               $1.00         12/31/2000
(Vice President of       5,000           1.10%               $3.00         12/31/2001
Clinical and            50,000(1)       11.01%               $3.00         12/31/2003
Regulatory Affairs)     25,000(1)        5.51%               $3.00         12/31/2003

Victoria Beck           15,000           3.30%               $1.00         12/31/2000
(CFO)                   10,000(2)        2.20%               $1.00         12/31/2001
                         5,000           1.10%               $3.00         12/31/2001

John Burke              50,000          11.01%               $1.00         12/31/2000
(Director)
-------------------------------------------------------------------------------------

(1) On March 24, 1998 we entered into an incentive option agreement with Marie Marlow, our Vice President of Regulatory and Clinical Affairs. As an incentive to Ms. Marlow's placing the highest priority on the OssaTron(R) orthopedic lithotripter project, she received additional options to purchase 75,000 Shares at $3.00 per Share. The full 75,000 Shares will vest on December 31, 2002 or if we receive FDA approval of the OssaTron(R) orthopedic lithotripter earlier, otherwise they vest on December 31, 2002. The early acceleration vests according to the following table:

DATE OF FDA APPROVAL                                       OPTIONS ACCELERATED
-------------------------------------------------------------------------------
Before 9/30/1999                                                  75,000
By    12/31/1999                                                  60,000
By     3/31/2000                                                  45,000
By     6/30/2000                                                  30,000
By    12/31/2000                                                  15,000
No FDA approval
or approval after 12/31/2002                                      75,000

(2) On July 11, 1997 we entered into an employment agreement with Victoria Beck to become our Chief Financial Officer. Pursuant to this employment agreement, Ms. Beck was provided with options to purchase up to 25,000 Shares at $1.00 per Share, contingent upon Ms. Beck's continued employment with us at the time the options become vested. This vesting schedule is as follows: 10,000 Shares on July 11, 1997; 5,000 Shares on July 31, 1998; 5,000 Shares on July 31, 1999 and
5,000 Shares on July 31, 2000.

OUR RETIREMENT PLAN

     On January 1, 1996 we adopted a 401(K) retirement plan (the "Plan"). The Plan provides that eligible employees may authorize us to withhold from 1% up to 12% of compensation, as defined in the Plan, plus up to 100% of cash bonuses paid by us. However, the total amount withheld by us on behalf of each employee may not exceed $7,000 for any taxable year. The Plan provides that we may make a matching contribution not to exceed 3% of the employee's compensation for employees that have been employed for at least one year with us. We contributed $10,300 to the Plan in 1997 and $3,800 in 1996.


                             PRINCIPAL SHAREHOLDERS

SECURITIES OWNERSHIP OF MAJORITY SHAREHOLDERS.


     The following table sets forth certain information as of the date of this Prospectus regarding each person known by us to own more than five (5%) percent of the issued and outstanding Shares of Common Stock of our Company, each current director, each executive officer and all directors and executive officers of our Company as a group. "Beneficial Ownership" is defined pursuant to the regulations promulgated by the SEC as having or sharing, directly or indirectly, voting power, which includes the power to vote or to direct the voting, and/or investment power, which includes the power to dispose of or to direct the disposition of the Shares of the Common Stock indicated. Each person is the record owner of the Shares indicated and possesses the sole voting and investment power with respect to such Shares unless otherwise indicated.





------------------------------------------------------------------------------------------------
NAME OF OWNER AND             AMOUNT OF BENEFICIAL OWNERSHIP             PERCENTAGE OF CLASS
CURRENT ADDRESS                           (1)                         (CURRENT)      AS ADJUSTED
------------------------------------------------------------------------------------------------
Argil Wheelock, MD                 1,508,800 Shares                    15.61%             14.15%
425 Franklin Road
Suite 545
Marietta, GA 30067

John F. Warlick                    1,348,800 Shares (2)                13.96%             12.64%
425 Franklin Road
Suite 545
Marietta, GA 30067

Roy S. Brown                       1,002,200 Shares                    10.37%              9.40%
425 Franklin Road
Suite 545
Marietta, GA 30067

Werner Schwarze                    500,000 Shares                       5.17%              4.69%
High Medical Technologies
Bachstrasse 8
CH-8280 Kreuzlingen
Switzerland

------------------------------------------------------------------------------------------------
NAME OF OWNER AND             AMOUNT OF BENEFICIAL OWNERSHIP             PERCENTAGE OF CLASS
CURRENT ADDRESS                           (1)                         (CURRENT)      AS ADJUSTED
------------------------------------------------------------------------------------------------
Walter Uelbelacker                 500,000 Shares                       5.17%              4.69%
High Medical Technologies
Bachstrasse 8
CH-8280 Kreuzlingen
Switzerland

Joachim Voss                       500,000 Shares                       5.17%              4.69%
Garlstorfer Str. 5
Egestorf, D-21272
Germany

Karl Heinz Restle                  500,100 Shares                       5.17%              4.69%
High Medical Technologies
Bachstrasse 8
CH-8280 Kreuzlingen
Switzerland

John Burke                         75,000 Shares                        0.78%              0.70%
425 Franklin Road
Suite 545
Marietta, GA 30067

Scott Cochran                      166,000 Shares                       1.72%              1.56%
425 Franklin Road
Suite 545
Marietta, GA 30067

Victoria Beck                      20,000 Shares                        0.02%              0.02%
425 Franklin Road
Suite 545
Marietta, GA 30067

Marie Marlow                       38,000 Shares                        0.04%              0.04%
613 7th street, NE
Washington, DC 20002

All Officers & Directors           4,658,800 Shares                    48.20%             43.68%
As a group. (8 persons)

--------------------------------------------------------------------------------
(1) Pursuant to the beneficial ownership rules of the Securities and Exchange Commission, common Stock owned of record by certain close relatives of these persons has been aggregated with stock held of record by these persons; and options held by each of these persons have been treated as though such options were exercised.

(2) These Shares are owned of record by Ty Warlick, the wife of John F. Warlick, and Mr. Warlick disclaims record or beneficial ownership of all but 20,000 of these Shares.

                 CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS


     Karl Heinz Restle, a major shareholder of our Company, is the president of HMT. HMT owns the United States and Canadian patents that have been licensed to us. HMT is also the supplier of LithoTron(R) lithotripters and OssaTron(R) orthopedic lithotripters to us. Joaquim Voss, a director of ours, works as a consultant to HMT. During the year ended December 31, 1997 we paid $2,993,226 to HMT and during the year ended December 31, 1998 this amount was $6,069,877. We have paid HMT $4,934,261 during the nine month period ending September 30, 1998.

     John Warlick, Executive Vice President and a major shareholder of our Company, is a former director and the former president of Servicetrends, Inc.("Servicetrends"), a Georgia corporation that has contracted with us to provide installation and maintenance service for the LithoTron(R) lithotripter and OssaTron(R) orthopediC lithotripter. All of our installation and maintenance is currently performed by Servicetrends. In addition, Roy S. Brown, our President, is also a past-president of Servicetrends and several officers and employees of Servicetrends are Shareholders of ours. During the year ended December 31, 1997 we paid $136,242 to Servicetrends and during the year ended December 31, 1998 this amount was $542,344. We have paid Servicetrends $389,341 during the nine month period ended September 30, 1998.



     On April 19, 1996 John F. Warlick agreed to transfer 499,800 (post-split) Shares to Dr. Wheelock. This transfer primarily formalized a previous verbal agreement between Dr. Wheelock and the Company to increase the ownership level of Dr. Wheelock to be consistent with his holdings in the Predecessor Company. In addition, Dr. Wheelock agreed to the following:


    1) The purchase by an investor group of an OssaTron(R) orthopedic lithotripter at a price of not less than $250,000 and the entering into of an IDE agreement within 90 days;

    2) The raising of a minimum of $300,000 by purchasing or causing outside investors to purchase 3% of the then outstanding Shares at a price of $300,000; and

    3) A commitment by Dr Wheelock to an ongoing participation in our business.


     As of the date of this Prospectus, all of these conditions have been performed by Dr. Wheelock and he continues in an ongoing participation in our business. However, Dr. Wheelock is not contractually obligated to us pursuant to these agreements.


     Also on April 19, 1996 our shareholders voted to split our stock at a rate of 60 new Shares for each old Share held.

     In addition to the foregoing, on April 19, 1996 Mr. Warlick received 100,000 Shares in exchange for the cancellation of an initial loan of $100,000 to us.


     We conducted a private placement of our Common Stock from June 24, 1996 through December 4, 1996. Pursuant to this private placement we sold an aggregate of 1,407,000 Shares at $1.00 per Share to 75 investors. During the course of this private placement, we sold Shares to three residents of the State of Alabama prior to the filing of a notice with such state. Pursuant to an agreement with the state: we offered rescission to the three Alabama investors; and reimbursed the state $2,000 as an administrative assessment and for the costs of the state investigation.


     On April 1, 1997 Dr. Wheelock loaned $650,000 to Tenn-Ga Prostate in order to allow Tenn-Ga Prostate to purchase a Prostatron ( a medical device that uses microwave energy to treat prostate enlargement) and a vehicle to transport the Prostatron. This loan was subsequently repaid to Dr. Wheelock.


     Dr. Wheelock is a general partner of TennGa Stone Group Two and a shareholder of Cobb Regional Lithotripter Services, Inc., a corporation providing mobile lithotriptic services in Cobb County, Georgia. Dr. Wheelock is also the chairman and president of Florida Lithology, Inc., a Florida corporation that is a general partner in a limited partnership offering lithotripsy services in Florida.

     Scott Cochran, our secretary and a director of our Company, renders legal services to us and bills us for those services.

     Georgia Baptist Medical Center is currently testing the OssaTron(R) orthopedic lithotripter. One of our Shareholders is a director of that hospital.

     USL is a Texas limited partnership that has entered into a distributor agreement with us (See "HISTORY AND BUSINESS"). As of September 30, 1998, we are the sole general partner of USL pursuant to an Entity Interest Agreement dated March 7, 1997 (effective April 1, 1997). We exchanged 200,000 Shares of our Common Stock, issued to 4 owners of USL, in exchange for a 40% interest in USL (This 40% interest consisted of a .4% general partnership interest and a 39.6% limited partnership interest) . This exchange was effected by a private placement memorandum dated June 1, 1997. On May 1, 1998, we acquired 100% of the outstanding shares of Litho Management, Inc., the other corporate general partner of USL for 700,000 of our Shares and thus became the sole general partner of USL. In addition to distributing our products, USL has, along with Litho Management, Inc., its former other corporate general partner, organized, and USL shall continue to organize, limited partnerships with practicing urologists as limited partners for the ownership and operation of LithoTron(R) lithotripters in a 19 state area. As of the date of this Prospectus, USL has formed thirteen limited partnerships with certain urologists (See "JOINT VENTURES, SUBSIDIARIES AND DISTRIBUTORSHIPS") in exchange for limited partnership and/or general partnership interests and a 7.5% management fee. It should be noted that certain proposed FDA regulations could inhibit physician ownership of these limited partnerships (See "GOVERNMENTAL REGULATION"). Several Shareholders of our Company are limited partners in USL and the Second Tier Partnerships.

     We conducted a private placement of our Common Stock from July 31, 1997 through February 12, 1998. Pursuant to this private placement we sold an aggregate of 739,000 Shares at $3.00 per Share to approximately 67 investors.


     Messrs. Wheelock and Warlick own minority interests (3% and

2%, respectively) in Lincolnland, an S corporation in the mobile lithotripsy business. Lincolnland has purchased two LithoTron(R) lithotripters from an authorized distributor of our products.


     On September 9, 1998 we exchanged 300,000 of our Shares with three shareholders of our Company (Messrs. H. Patrick Hezmall, David Ellis and Wade Lowery) who were also the sole shareholders of HLE Corp., a Texas corporation, in exchange for all of the issued and outstanding shares of HLE Corp. The assets of HLE Corp. consist of a 30% limited partnership interest in Metro I Stone Management, Ltd., a Texas limited partnership.


     We, as well as certain executive officers of our Company (Messrs. Wheelock, Brown and Warlick), have guaranteed approximately $2,207,958 in debt owed by the Second Tier Limited Partnerships and a $650,000 line of credit to us extended by First Tennessee Bank National Association. Of this amount Messrs. Wheelock, Brown and Warlick may be personally liable on our line of credit from First Tennessee Bank National Association for up to $108,333 each, plus interest and certain expenses.


     We paid consulting fees totaling $21,800 and $218,000 during 1997 and 1996, respectively, to individuals in the medical field that were Shareholders of our Company.

     On December 8, 1998 we guaranteed a $540,000 loan to SE Colorado Lithotripsy, LP. US Lithotripsy, LP is the general partner of SE Colorado Lithotripsy, LP.

     We believe that all of our transactions with related parties were conducted on terms no less favorable to us than terms that were available from unaffiliated third parties.


FUTURE TRANSACTIONS WITH AFFILIATES:

     Other than as described in this Prospectus, we do not presently contemplate any other material transactions with Messrs. Warlick, Wheelock and Voss (Collectively referred to as the "Promoters") or with any of our officers or directors.


     Any future dealings between the Company and its promoters, officers, directors, principal shareholders, affiliates or any of them, will be made or entered into on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties; and all future affiliated transactions, and any forgiveness of loans, must be approved in advance by a majority of the independent, disinterested members of our Board of Directors who do not have an interest in the transaction. Common Stock owned by the promoters or by their "Affiliates" or "Associates" (as those terms are defined in Paragraph II of the Statement Of Policy Regarding Loans And Other Material Affiliated

Transactions as adopted and effective October 24, 1991 by the North American Securities Administrators Association, Inc.) shall not be counted in determining said majority. There will be no dealings with insiders at any time that the Company has no independent directors.



                                    DILUTION


"Dilution" means the difference between the public offering price ($6.00 per Share) and the pro forma net tangible book value per Share after giving effect to this offering. Net tangible book value per Share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of Shares outstanding. The following table illustrates under the above assumptions the dilution of a new investor's equity as of September 30, 1998.

     As of September 30, 1998, we had issued 9,665,342 Shares to our current officers, directors and Shareholders in exchange for $6,503,000 in cash (an average of approximately $0.69 per Share) as well as the officers and directors activities in organizing our Company and the exchange of a 40% ownership interest in USL; a 100% ownership interest in Litho Management, Inc.; and a 100% ownership interest in HLE Corp. (See "CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS"). The net tangible book value of our Company as of September 30, 1998 was $4,349,260 or approximately $.45 per Share. Giving effect to the sale by us of all Shares offered for cash, our pro forma net tangible book value after deducting expenses of this offering estimated at $258,793 if the minimum offering is sold and estimated at $775,793 if the maximum offering is sold, would be approximately $4,590,471 if only the minimum offering is sold or approximately $.47 per Share, which represents an increase of approximately $.02 in the net tangible book value per Share to present shareholders and an immediate dilution of $5.53 to public investors. If the maximum offering is sold, pro forma net tangible book value would be approximately $9,573,467 or approximately $.90 per Share (See "DESCRIPTION OF COMMON STOCK").



                                                            Minimum   Maximum
Public offering price per Share                              $6.00     $6.00
Net tangible book value per Share before offering            $0.45     $0.45
Increase per Share attributable to public investors          $0.02     $0.45
Pro forma net tangible book value per Share after offering   $0.47     $0.90
Dilution per Share to public investors                       $5.53     $5.10


     The numbers in the table above do not assume the exercise of any of our outstanding stock options. If the 454,000 outstanding options were exercised, dilution would be substantially increased.

                                 CAPITALIZATION

     The following table illustrates the capitalization of our Company as of the date of this Prospectus and as adjusted to reflect the sale of all the securities offered hereby:

---------------------------------------------------------------------------------
TITLE OF              AMOUNT             AMOUNT OUTSTANDING      AMOUNT TO BE
CLASS                 AUTHORIZED         AS OF THE DATE OF       OUTSTANDING
                                         THIS PROSPECTUS         IF THIS ENTIRE
                                                                 OFFERING IS SOLD
---------------------------------------------------------------------------------
Common Stock         30,000,000          9,665,342 (1)           10,665,342 (1)
No Par Value

Stock Options
to                      550,000            454,000                  454,000 (2)
purchase Stock
--------------------------------------------------------------------------------

(1) This amount does not include Shares that are subject to the exercise of options or warrants that have been granted to the Placement Agent to purchase up to 100,000 Shares.


(2) The Board of Directors may issue options or warrants to purchase up to an additional 96,000 Shares of Common Stock at a price to be determined by the Board to employees to be designated by the Board.


                           DESCRIPTION OF COMMON STOCK

GENERAL.

     We are currently authorized to issue 30,000,000 shares of no par value Common Stock. We currently have 9,665,342 Shares of our Common Stock issued and outstanding, held of record by approximately 135 persons (See "PRINCIPAL SHAREHOLDERS") as well as options exercisable on or before December 31, 2000, December 31, 2001 or December 31, 2003 for an aggregate of 454,000 Shares at prices ranging from $1.00 to $3.00 per Share. We have not issued any other class of securities. All shares of Common Stock to be issued in this offering shall be fully paid and non-assessable.


     Our Common Stock does not have cumulative voting power and each Share is entitled to one vote, either in person or by proxy.

     There are no current provisions in our charter or by-laws that would delay, defer or prevent a change in control of our Company.


     Holders of Common Stock are entitled on liquidation to share pro rata in assets available for distribution to shareholders after payment of corporate debt.

     We act as our own transfer agent; in the future, however, we may engage an independent registrar and transfer agent.

DIVIDENDS.

     We have not paid any dividends on our Common Stock. We do not plan to declare any dividends in the near future, but plan instead to allocate future earnings, if any, to the continued operations and expansion of our business. However, in the event that we should, in the future, adopt a policy of paying dividends, declaration and payment will be dependent on future earnings, if any, as well as our financial condition and other relevant factors.

OPTIONS


     We have granted options to certain promoters, officers, directors, employees and consultants to purchase up to 454,000 Shares. In addition to the outstanding options, the Board of Directors may issue additional options to purchase up to 96,000 Shares to employees and the Placement Agent shall receive warrants to purchase up to 100,000 Shares at $9.90 per Share at the rate of one warrant for every ten Shares sold in this offering (See "UNDERWRITING"). The options held by our executive officers and directors are shown in the "SUMMARY COMPENSATION TABLE" and in the "OPTION EXERCISE TABLE". None of the holders of our options to purchase up to 454,000 Shares have entered into any agreement to limit or restrict the exercise of these options. We shall not issue options or warrants in excess of 10% of the Shares of common stock then outstanding and such options or warrants will not have an exercise price of less than 85% of the fair market value of the underlying common stock on the date of grant.


                                 USE OF PROCEEDS

     The following table illustrates the use of the proceeds of this offering in the event the minimum (83,334 Shares) or maximum (1,000,000 Shares) offerings are sold. If more than the minimum but less than the maximum offering are sold, the proceeds will be used in approximately the following order of priority.


--------------------------------------------------------------------------------
Description of Proposed Use                       Minimum     Maximum
--------------------------------------------------------------------------------
Offering Expenses                                 $ 198,793   $  198,793
Commissions                                       $  50,000   $  600,000
Placement Agent Expense Allowance                 $  10,000   $  120,000
FDA Study Expenses                                $ 241,211   $  604,207
Purchase Of Capital Equipment For Lease           $    0      $2,000,000
Purchase Of Inventory                             $    0      $2,000,000
Working Capital                                   $    0      $  477,000
                                                  =========   ==========
TOTAL APPLICATION OF PROCEEDS:                    $ 500,004   $6,000,000

                                  UNDERWRITING

PLAN OF DISTRIBUTION


     Pursuant to a placement agent agreement (the "Placement Agent Agreement"), we have engaged Capital Growth Management, Inc. (the "Placement Agent") as our agent to sell up to 1,000,000 Shares to the public on a "best efforts" basis (This means that the Placement Agent [who may also be referred to as the "Underwriter"] is only obligated to use good faith efforts to form a selling group and to sell this offering and is not obligated to sell all or any portion of it). There can be no assurance that any of these Shares will be sold. If the Placement Agent fails to sell at least 83,334 of the offered Shares within the minimum offering period (60 days from the date of this Prospectus, unless extended by us for an additional 30 days, which extension we would grant if we deemed the 60 day period after effectiveness of this initial public offering was not a good time to sell an initial public offering or if our effectiveness with certain states is delayed until after our effectiveness with the Securities and Exchange Commission), the offering will be terminated and the subscription payments will be promptly refunded in full to subscribers, without paying interest or deducting expenses. If the minimum number of Shares are sold, the offering will continue until nine months from the date of this Prospectus or until all offered Shares are sold, whichever event first occurs. In no event will this offering continue beyond nine months from the date of this Prospectus.

     All subscription payments should be made payable to "***** as Escrow Agent for HealthTronics, Inc.". The subscription payments will be transmitted by the Placement Agent no later than noon of the next business day following receipt, to an escrow account maintained by ***** in Atlanta, Georgia. The escrow agent will hold all subscription payments pending the sale of the minimum number of Shares within the specified period. Subscription payments will only be withdrawn from the escrow account for the purpose of paying us for the Shares hereunder, if at least 83,334 of the Shares offered hereunder are sold, or for the purpose of refunding subscription payments to subscribers. Neither we nor subscribers will earn interest on funds held in the escrow account, and subscribers will not have use or right to return of such funds during this period, which may last as long as 90 days for the minimum offering. In any event, the offering will terminate nine months from the date of this Prospectus unless the minimum offering is not sold or the entire offering sells out earlier. If the minimum Shares are sold within 90 days, all funds collected will be disbursed to us.


    The public offering price of the Shares offered hereby was determined by us based arbitrarily upon considerations including market conditions and other factors. The public offering price does not bear any relationship to assets, book value, or other traditionally recognized criteria or indicia of value.

     We have paid the Placement Agent the sum of $25,000 as an advance against the Placement Agent's accountable expense allowance of 1% of the aggregate amount of securities sold by the Placement Agent and other brokers who contract with the Placement Agent to sell this offering ("Selected Dealers"). This amount was paid upon the signing of the Placement Agent Agreement. In addition, we shall pay the Placement Agent a selling commission of eight percent (8%) of the gross funds raised by the Placement Agent and Selected Dealers. The Placement Agent may reallot any or all of the Commission to Selected Dealers. The Placement Agent is also entitled to receive a non-accountable expense allowance of up to one percent (1%) of the gross funds raised by the Placement Agent and by Selected Dealers. Accountable expenses include any and all reasonable offering expenses for this offering including, but not limited to: telephone expenses, postage, travel expenses, copying and printing charges, legal and accounting costs. In no event will the accountable expense allowance exceed 1% of the gross funds raised by the Placement Agent. In the event this offering is terminated prior to the sale of the minimum offering, the Placement Agent shall be reimbursed only for its actual accountable out-of-pocket expenses and any portion of any advance on the accountable expense allowance not accounted for will be promptly refunded to us.

     We have also granted the Placement Agent warrants (the "Warrants") to purchase our Shares at a rate of one Warrant (equaling one share of Stock) for each ten Shares sold in this offering. The exercise price of the Warrants is equal to 165% of the public offering price of this offering ($9.90 per Share). The Warrants are not exercisable for a period of one year from the effective date of this offering and thereafter become exercisable for a period of four years from the effective date. During the first year after the effective date of this offering, the Warrants may only be transferred by the Placement Agent to its officers or to officers or partners of the Selected Dealers.

     We and the Placement Agent have also agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act. In the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by the Placement Agent in the successful defense of any action, suit or proceeding) is asserted by the Placement Agent in connection with these securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. Copies of our Articles of Incorporation and ByLaws are available for inspection by any potential investor or his representative (See "ADDITIONAL INFORMATION THAT IS AVAILABLE TO YOU" on the inside front cover of this Prospectus).

     The foregoing is a summary of the principle terms of the Placement Agent Agreement, which summary does not purport to be complete. For all of the terms of the Placement Agent Agreement, reference is made to a copy thereof which is on file as an exhibit to the Registration Statement. (See "ADDITIONAL INFORMATION THAT IS AVAILABLE TO YOU" on the inside front cover of this Prospectus).


                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997 and the consolidated financial statements of Litho Management, Inc. and Subsidiaries as of and for the year ended December 31, 1997, as set forth in their reports which are included in this Prospectus and Registration Statement. Our consolidated financial statements and the financial statements of Litho Management, Inc. and Subsidiaries, are included in this Prospectus and Registration Statement in reliance on their reports, given on their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     Christopher J. Moran, Jr. of Atlanta, Georgia has rendered an opinion on the legality of our no par value Shares. Mr. Moran is also securities counsel to us in connection with this offering.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

RESULTS OF CONSOLIDATED OPERATIONS

GENERAL

     We are a provider and distributor of extracorporeal shockwave devices and participate in limited partnerships that market the services of these products on a per procedure basis. To date, our consolidated revenues have come primarily from sales of the LithoTron(R) lithotripter.

YEAR 2000 COMPLIANCE


     We are aware of the issues associated with the programming of existing computer systems as the year 2000 approaches, and recognize the need to ensure that our operations will not be disrupted by Year 2000 hardware and software issues. This problem will affect us since virtually every computer operation will be affected in some way by the rollover of two-digit year values. The central issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or could fail. We are in the process of confirming compliance regarding Year 2000 issues for both internal and external (suppliers, vendors) information systems. This process, which shall continue on an ongoing basis, involves communicating with significant suppliers, HMT, financial institutions, and other parties that provide significant services to us. We have appointed a committee chaired by John Warlick, our Executive Vice President and he is in the process of confirming compliance regarding Year 2000 issues for both internal and external (suppliers, vendors) information systems. This process, which shall continue on an ongoing basis, involves his communicating with significant suppliers, HMT, financial institutions, and other parties that provide significant services to us. We have updated all internal computer systems and software to ensure we will not have any internal Year 2000 problems. In addition, one of the leading vendors of HMT has provided documentation certifying that the software for the LithoTron(R) and OssaTron(R) systems contain no date-dependent functions. There can be no assurance that all of our primary service providers will properly address such Year 2000 issues. Expenditures to make us Year 2000 compliant are not expected to be material to our financial position or results of operations, however, there can be no assurance in that regard. Mr. Warlick estimates that the Company shall be Year 2000 compliant by June of 1999.


FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   Since our inception in December 1995, we have devoted our principle efforts toward obtaining FDA approval for certain medical devices, specifically the LithoTron(R) lithotripter ,a kidney lithotripter and the OssaTron(R) orthopedic lithotripter, an orthopedic lithotripter. On receipt of the July 21, 1997 FDA PMA, we began marketing the LithoTron(R) lithotripter and refocusing our regulatory efforts on the pursuit of the FDA PMA for the OssaTron(R) orthopedic lithotripter.

   Effective April 1, 1997 we became a co-general partner with Litho Management, Inc. ("LMI"), as well as a 39.6% limited partner, in US Lithotripsy ("USL"), a Texas limited partnership formed for the purpose of developing and managing mobile lithotripsy partnerships in the Southwest. Since inception through the date of this prospectus, USL has formed fourteen lithotripter partnerships in which USL is the sole general partner and/or a limited partner.


     We were unprofitable from inception through December 31, 1997 as a result of our investment in the FDA process. Subsequent to obtaining the LithoTron(R) lithotripter PMA in July, 1997, we experienced a significant increase in the number of devices sold. However, in accordance with generally accepted accounting principles, we defer sales made to certain partnerships where we have a general partnership interest and have co-signed on the related debt. On this basis, we deferred profits of $508,576 and $433,000 for the year ended December 31, 1997 and for the nine months ended September 30, 1998, respectively, to future periods. As a result we reported a net loss of $418,028 for the year ended December 31, 1997. In conjunction with the acquisition of LMI and the resulting consolidation of LMI, USL and the Second Tier Partnerships, the deferred profit and the difference between retail and cost of the medical devices at the partnership level have been eliminated in consolidation for the nine months ended September 30, 1998. The Company recorded net income of $1,173,390 for the nine months ended September 30, 1998.

     On April 30, 1998 we acquired 100% of the outstanding common stock of LMI, our co-general partner in USL. We, as sole general partner, consolidate the LMI partnership interests in our financial statements as of the acquisition date. On a consolidated basis, the aforementioned deferred profit on medical device sales to certain of these partnerships for 1997 ($508,576), for the nine months ended September 30, 1998 ($433,000) and for future periods has been eliminated against the related partnership assets.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1997

   Net Revenue: Net revenue increased from $2,870,000 for the year ended December 31, 1996 to $5,062,104 for the year ended December 31, 1997, an increase of 76%. This increase is attributable to additional sales as a result of the FDA PMA for the LithoTron(R) lithotripter, received on July 21, 1997.


   Cost of Goods Sold, Rentals and Services Provided: Cost of goods sold, rentals and services provided increased from $2,073,697 for the year ended December 31, 1996 to $3,263,233 for the year ended December 31, 1997, an increase of 57%. This increase is attributable to additional sales as a result of the FDA PMA for the LithoTron(R) lithotripter, received on July 21, 1997.

     Salaries, Wages and Benefits: Salaries, wages and benefits increased from $309,663 for the year ended December 31, 1996 to $723,748 for the year ended December 31, 1997, an increase of 134%. This increase is due to the addition of corporate officers, additional regulatory medical monitors and technicians as we entered our second year of operations.

     General and Administrative Expenses: General and administrative expenses increased from $935,588 for the year ended December 31, 1996 to $1,463,683 for the year ended December 31, 1997, an increase of 56%. This increase is primarily attributable to our move to larger office space in May, 1997, to the increase in marketing efforts in the last half of 1997, and to the increase in regulatory costs relative to the completion and submission of the LithoTron(R) lithotripter FDA PMA studies in 1997.

     Interest Expense: Interest expense increased from $0 for the year ended December 31, 1996 to $59,517 for the year ended December 31, 1997. This is solely attributable to the debt associated with the Prostatron purchased in 1997 by Tenn-Ga Prostate Therapies, LLC.

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1998


  Net revenue: Net revenue increased from $2,169,952 for the nine months ended September 30, 1997 to $10,944,033 for the nine months ended September 30, 1998, an increase of 404%. This is attributable to (1) additional sales as a result of the FDA PMA for the LithoTron(R) lithotripter, received on July 21, 1997; (2) the acquisition of the remaining general partnership interest in USL and the required consolidation of the related partnerships' operations; and (3) our expansion into medical device leasing.


   Cost of Goods Sold, Rentals and Services Provided: Cost of goods sold, rentals and services provided increased from $1,465,462 for the nine months ended September 30, 1997 to $4,326,630 for the nine months ended September 30, 1998, an increase of 195%. This increase is directly attributable to (1) additional sales as a result of the FDA PMA for the LithoTron(R) lithotripter, received on July 21, 1997; (2) the acquisition of the remaining general partnership interest in USL and the required consolidation of the related partnerships' operations; and (3) our expansion into medical device leasing.

     Salaries, Wages and Benefits: Salaries, wages and benefits increased from $471,599 for the nine months ended September 30, 1997 to $1,050,591 for the nine months ended September 30, 1998, an increase of 123%. This increase is primarily attributable to the acquisition of the remaining general partnership interest in USL and the required consolidation of the related partnerships' operations as well as our expansion into medical leasing.

     General and Administrative Expenses: General and administrative expenses increased from $992,688 for the nine months ended September 30, 1997 to $2,832,697 for the nine months ended September 30, 1998, an increase of 185%. This increase is primarily due to the increase in LithoTron(R) lithotripter marketing and expenses related to the OssaTron(R) orthopedic lithotripter IDE studies in progress in 1998.

     Equity in Earnings of Unconsolidated Partnerships: Equity in earnings of unconsolidated partnerships increased from $0 for the nine months ended September 30, 1997 to $62,105 for the nine months ended September 30, 1998. We acquired minority interest positions in certain partnerships in the fourth quarter of 1997 and the first quarter, 1998.

     Minority Interest: Minority interest increased from $0 for the nine months ended September 30, 1997 to $1,400,389 for the nine months ended September 30, 1998. This increase is directly attributable to the consolidation and subsequent growth of First and Second Tier Partnerships, with significant minority interests held by various partnerships or individuals.


     Interest Expense: Interest expense increased from $42,507 for the nine months ended September 30, 1997 to $111,411 for the nine months ended September 30, 1998, an increase of 162%. This increase is primarily attributable to the increase in debt resulting from the consolidation of the First and Second Tier Partnerships.

     Interest Income: Interest income increased from $7,375 for the nine months ended September 30, 1997 to $23,136 for the nine months ended September 30, 1998, an increase of 214%. This increase is due primarily to the earnings on funds obtained during the July 31, 1997 private placement which closed during the first quarter of 1998.

     Provision for Income Taxes: Provision for income taxes increased from $0 for the nine months ended September 30, 1997 to $194,812 for the nine months ended September 30, 1998. As of September 30, 1998, we have utilized all of the available net operating tax loss ("NOL") carryforwards. In conjunction with the application of these NOL's, we adjusted the net deferred tax asset valuation allowance to zero, resulting in a reduced effective tax rate for the nine months ended September 30, 1998. In assessing the likelihood of utilization of existing net deferred tax assets, management considered (a) our current operating environment and (b) results of future operations to generate sufficient taxable income and, accordingly, has determined that it is more likely than not that the deferred tax assets will be realized.

LIQUIDITY AND CAPITAL RESOURCES

     Historically, we have satisfied our working capital and capital spending needs through private placements and the sales of medical devices. The First and Second Tier Partnership equipment financing has been provided by term bank debt secured by the related device and guarantees from the various partners, including certain officers of our Company. In July, 1998, we obtained a $650,000 line of credit and a $1,000,000 equipment financing line with a Tennessee bank. We had no outstanding balances under these lines as of September 30, 1998.


     We intend to use net proceeds to us from this offering, our existing cash and cash equivalents, cash generated from operations and available credit facilities to fund future purchases of inventory, capital equipment for lease, FDA study expenses and working capital requirements. We believe the proceeds of this offering will satisfy our cash requirements for at least the next 12 months.

                         INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS OF HEALTHTRONICS, INC. AND SUBSIDIARIES

     Report of Independent Auditors                                                   F1

     Consolidated Balance Sheets as of December 31, 1996 and 1997, and
     September 30, 1998 (Unaudited)                                                   F2

     Consolidated Statements of Operations for the years ended December 31, 1996 and 1997, and the nine months ended September 30, 1997 (Unaudited) and
     September 30, 1998 (Unaudited)                                                   F4

     Consolidated Statements of Shareholders' Equity for the years ended
     December 31, 1996 and 1997, and the nine months ended September 30, 1998
     (Unaudited)                                                                      F5

     Consolidated Statements of Cash Flows for the years ended December 31,
     1996 and 1997, and the nine months ended September 30, 1997 (Unaudited)
     and September 30, 1998 (Unaudited)                                               F6

CONSOLIDATED FINANCIAL STATEMENTS OF LITHO MANAGEMENT, INC. AND SUBSIDIARIES

     Report of the Independent Auditors                                              F29

     Consolidated Balance Sheet as of December 31, 1997                              F30

     Consolidated Statements of Income for the year ended December 31, 1997 and the three months ended March 31, 1997 (Unaudited) and March 31, 1998
     (Unaudited)                                                                     F32

     Consolidated Statement of Shareholders' Equity for the year ended December
     31, 1997                                                                        F33

     Consolidated Statements of Cash Flows for the year ended December 31, 1997 and the three months ended March 31, 1997 (Unaudited) and March 31, 1998
     (Unaudited)                                                                     F34

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF HEALTHTRONICS,
INC. AND SUBSIDIARIES

     Combined Condensed Statements of Operations for the nine months ended
     September 30, 1998 (Unaudited)                                                  F44

     Combined Condensed Statements of Operations for the year ended December
     31, 1997 (Unaudited)                                                            F45

                         Report of Independent Auditors

The Board of Directors and Shareholders
HealthTronics, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of HealthTronics, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HealthTronics, Inc. and Subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



Atlanta, Georgia
March 6, 1998

                                       F1

                      HealthTronics, Inc. and Subsidiaries

                          Consolidated Balance Sheets


                                                  SEPTEMBER 30,                    DECEMBER 31
                                                      1998                  1997                  1996
                                                  -------------------------------------------------------
ASSETS                                             (Unaudited)
Current assets:
   Cash and cash equivalents                      $    986,990           $1,796,694            $  933,386
   Trade accounts receivable, less
     allowance for doubtful accounts of
     $110,000 at September 30, 1998 and $0
     at December 31, 1997 and 1996
                                                     2,314,648            1,058,396               467,000
   Inventory                                         2,220,979            1,465,887               130,000
   Due from affiliated partnerships                    196,027            1,142,143                    --
   Vendor deposits                                      23,062               42,458               374,250
   Prepaid expenses                                    188,560               22,969                12,145
                                                  -------------------------------------------------------
Total current assets                                 5,930,266            5,528,547             1,916,781

Property and equipment, at cost:
   Medical devices placed in service                 3,471,288              902,945                    --
   Medical devices not yet placed in service                --              207,829               252,083
   Office equipment, furniture and fixtures             56,761                7,198                    --
   Vehicles and accessories                            197,174                   --                    --
                                                  -------------------------------------------------------
                                                     3,725,223            1,117,972               252,083
   Less accumulated depreciation                      (532,241)            (143,090)                   --
                                                  -------------------------------------------------------
Net property and equipment                           3,192,982              974,882               252,083

Deferred income taxes                                  536,958                   --                    --
Partnership investments                                260,100              368,502                    --
Goodwill (net of accumulated amortization
   of $70,175 at September 30, 1998)                 3,176,065                   --                    --
Patent license (net of accumulated
   amortization of $32,498, $25,000
   and $15,000 for September 30,
   1998, December 31, 1997 and
   1996, respectively)                                  67,502               75,000                85,000
Other assets                                            36,477                   --                    --
                                                  -------------------------------------------------------
Total assets                                      $ 13,200,350           $6,946,931            $2,253,864
                                                  =======================================================


                                      F2

                                                        SEPTEMBER 30,                DECEMBER 31
                                                           1998                1997                 1996
                                                   --------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY                   (Unaudited)
Current liabilities:
   Trade accounts payable                                 $  915,630        $ 1,477,065          $  341,198
   Customer deposits                                               -            460,000             500,000
   Short-term borrowings                                           -            200,000                   -
   Warranty accrual                                          357,886            175,600              20,000
   Accrued income taxes payable                              141,144                  -                   -
   Other accrued expenses                                    315,193            156,689              31,199
   Current portion of long-term debt                       1,250,208            145,885                   -
                                                   ------------------------------------------------------------
Total current liabilities                                  2,980,061          2,615,239             892,397

Deferral of profit on medical device sales to
   related parties                                                 -            508,576                   -
Long-term debt, less current portion                       1,409,541            467,974                   -
Minority interest                                          1,217,919             (4,297)                  -
                                                   ------------------------------------------------------------
Total liabilities                                          5,607,521          3,587,492             892,397

Shareholders' equity:
   Common stock - no par value, voting:
     Authorized - 30,000,000,
     30,000,000 and 10,000,000 shares
     for September 30, 1998,
     December 31, 1997 and 1996,
     respectively
     Issued and outstanding - 9,666,000,
       8,646,000 and 7,707,000 shares at
       September 30, 1998,
       December 31, 1997 and 1996,
       respectively                                        7,403,000          4,343,000           1,927,000
   Retained earnings (deficit)                               189,829           (983,561)           (565,533)
                                                   -----------------------------------------------------------
                                                           7,592,829          3,359,439           1,361,467
                                                   -----------------------------------------------------------
Total liabilities and shareholders' equity               $13,200,350        $ 6,946,931          $2,253,864
                                                   ===========================================================
See accompanying notes.


                                      F3

                      HealthTronics, Inc. and Subsidiaries

                     Consolidated Statements of Operations



                                          NINE MONTHS ENDED SEPTEMBER 30           YEAR ENDED DECEMBER 31
                                            1998               1997                1997              1996
                                      -------------------------------------------------------------------------
                                                  (Unaudited)
                                      -------------------------------------------------------------------------
Net revenue                              $  10,944,033     $   2,169,952      $   5,062,104       $ 2,870,000

Cost of goods sold, rentals
 and services provided                       4,326,630         1,465,462          3,263,233         2,073,697
                                      -------------------------------------------------------------------------
                                             6,617,403           704,490          1,798,871           796,303

Salaries, wages and benefits                 1,050,591           471,599            723,748           309,663

General and administrative
 expenses                                    2,832,697           992,688          1,463,683           935,588
                                      -------------------------------------------------------------------------
                                             2,734,115          (759,797)          (388,560)         (448,948)

Equity in earnings of
 unconsolidated
 partnerships                                   62,105                --              4,669                --
Interest expense                              (111,411)          (42,507)           (59,517)               --
Interest income                                 23,136             7,375             21,083            16,376
Other                                           60,646                --                 --                --
                                      -------------------------------------------------------------------------
Net income (loss) before
 minority interest and
 income taxes                                2,768,591          (794,929)          (422,325)         (432,572)
Minority interest                           (1,400,389)               --              4,297                --
                                      -------------------------------------------------------------------------
Net income (loss) before
 income taxes                                1,368,202          (794,929)          (418,028)         (432,572)

Provision for income taxes                     194,812                --                 --                --
                                      -------------------------------------------------------------------------
Net income (loss)                        $   1,173,390     $    (794,929)     $    (418,028)      $  (432,572)
                                      =========================================================================
Basic and diluted income
 (loss) per common share:
 Basic                                   $       0.13      $       (0.10)     $       (0.05)      $     (0.09)
                                      =========================================================================
 Diluted                                 $       0.13      $       (0.10)     $       (0.05)      $     (0.09)
                                      =========================================================================
Weighted average common
 shares outstanding:
 Basic                                      9,074,829          7,804,379          8,010,068         4,952,743
                                      =========================================================================
 Diluted                                    9,252,496          7,804,379          8,010,068         4,952,743
                                      =========================================================================


See accompanying notes.


                                      F4

                      HealthTronics, Inc. and Subsidiaries

                Consolidated Statements of Shareholders' Equity


                                                         COMMON STOCK
                                              ----------------------------------      RETAINED               TOTAL
                                                 NUMBER OF                            EARNINGS            SHAREHOLDERS'
                                                   SHARES           AMOUNT            (DEFICIT)              EQUITY
                                              -----------------------------------------------------------------------------
Balance at January 1, 1996                           100,000         $  200,000        $ (132,961)          $   67,039
   Common stock split 60:1                         5,900,000                  -                --                   --
   Common stock issued                               300,000            320,000                --              320,000
   Common stock issued via private
     placement memorandum                          1,407,000          1,407,000                --            1,407,000
   Net loss                                               --                 --          (432,572)            (432,572)
                                              -----------------------------------------------------------------------------
Balance at December 31, 1996                       7,707,000          1,927,000          (565,533)           1,361,467
   Common stock issued in exchange for
     partnership investment
                                                     200,000            200,000                --              200,000
   Common stock issued via private
     placement memorandum                            739,000          2,216,000                --            2,216,000
   Net loss                                               --                 --          (418,028)            (418,028)
                                              -----------------------------------------------------------------------------
Balance at December 31, 1997                       8,646,000          4,343,000          (983,561)           3,359,439
   Common stock issued via private
     placement memorandum                             20,000             60,000                --               60,000
   Common stock issued in connection with
     the acquisition of businesses                 1,000,000          3,000,000                --            3,000,000
   Net income                                             --                 --         1,173,390            1,173,390
                                              -----------------------------------------------------------------------------
Balance at September 30, 1998 (unaudited)
                                                   9,666,000         $7,403,000        $  189,829           $7,592,829
                                              =============================================================================



See accompanying notes.

                                      F5

                      HealthTronics, Inc. and Subsidiaries

                     Consolidated Statements of Cash Flows



                                           NINE MONTHS ENDED SEPTEMBER 30            YEAR ENDED DECEMBER 31
                                               1998               1997               1997               1996
                                        ---------------------------------------------------------------------------
                                                    (Unaudited)
OPERATING ACTIVITIES
Net income (loss)                       $        1,173,390    $      (794,929)    $     (418,028)     $    (432,572)
Adjustments to reconcile net income
   (loss) to cash provided by (used
   in) operating activities:
     Depreciation and amortization                 469,545             98,588            153,090             10,000
     Deferred income taxes                        (536,958)                --                 --                 --
     Deferral of profit on medical
       device sales to related parties             362,584            265,331            508,576                 --
     Equity in earnings of
       unconsolidated
       partnerships                                (62,105)                --             (4,669)                --
     Minority interest in
       subsidiaries, net of
       distributions                               652,339                 --             (4,297)                --
     Changes in operating
       assets and
       liabilities, net of
       businesses acquired:
         Trade accounts
           receivable                             (591,719)        (1,001,877)          (591,396)          (467,000)
         Due from affiliated
           partnerships                            913,597            (27,524)        (1,142,143)                --
         Inventory                                (755,092)          (521,424)        (1,335,887)           110,000
         Vendor deposits                            19,396            (70,500)           331,792           (374,250)
         Prepaid expenses                         (155,326)           (30,781)           (10,824)           (12,145)
         Trade accounts
           payable                              (1,551,272)           545,393          1,135,867            136,471
         Customer deposits                        (462,000)         1,515,226            (40,000)           500,000
         Income taxes payable                      141,144                 --                 --                 --
         Warranty accrual                          182,286            (20,000)           155,600             20,000
          Accrued expenses                          99,962            119,151            125,490             31,199
                                        ---------------------------------------------------------------------------
Net cash (used in) provided by
   operating activities                           (100,229)            76,654         (1,136,829)          (478,297)


                                      F6

                      HealthTronics, Inc. and Subsidiaries

                                               NINE MONTHS ENDED
                                                   SEPTEMBER 30                      YEAR ENDED DECEMBER 31
                                             1998               1997                1997               1996
                                      --------------------------------------------------------------------------
                                                   (Unaudited)
INVESTING ACTIVITIES
Purchases of property and
 equipment                            $(1,044,539)         $  (607,729)         $  (865,889)         $  (252,083)
Acquisition of partnership
 interest                                 (93,655)            (351,333)            (163,833)                  --
Acquisition of LMI, net of
 cash acquired                            345,552                   --                   --                   --
Other assets                              (34,697)              (4,491)                  --                   --
                                      --------------------------------------------------------------------------
Net cash used in investing
   activities                            (827,339)            (963,553)          (1,029,722)            (252,083)

FINANCING ACTIVITIES
Proceeds from issuance of
 common stock                              60,000              200,000            2,216,000            1,627,000
Proceeds from long-term
 debt                                     746,000              650,000              650,000                   --
Principal payments on long-term
 debt                                    (488,136)                                  (36,141)
Proceeds from short-term
 debt                                     500,000                                   625,000
Principal payments on
 short-term debt                         (700,000)                  --             (425,000)
                                      --------------------------------------------------------------------------
Net cash provided by
 financing activities                     117,864              850,000            3,029,859            1,627,000
                                      --------------------------------------------------------------------------

Net (decrease) increase in
 cash and cash equivalents               (809,704)             (36,899)             863,308              896,620
Cash and cash equivalents
 at beginning of period                 1,796,694              933,386              933,386               36,766
                                      --------------------------------------------------------------------------
Cash and cash equivalents
 at end of period                     $   986,990          $   896,487          $ 1,796,694          $   933,386
                                      ==========================================================================
SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION
Cash paid for interest                $   116,863          $    37,057          $    59,000          $        --
                                      ==========================================================================
Cash paid for taxes                   $   590,626          $        --          $        --          $        --
                                      ==========================================================================



See accompanying notes.
                                      F7

                      HealthTronics, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements


         December 31, 1997 and 1996 and September 30, 1998 (unaudited)



1. DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

HealthTronics, Inc. (the "Company") was incorporated in the State of Georgia in 1995. The Company was founded for the purpose of obtaining approval (Pre-Market Approval - "PMA") from the Food & Drug Administration ("FDA") for certain products manufactured by HMT High Medical Technologies GmbH ("HMT"), a Swiss corporation, in particular, certain medical devices utilizing shock wave therapies, known as the LithoTron and the OssaTron. Both products are already being used outside the United States and Canada. During 1997, the Company received approval for the LithoTron. The Company is currently establishing test sites for the OssaTron FDA clinical trials.

In 1996, HMT granted to the Company the right to purchase the manufacturing rights to the LithoTron and OssaTron medical devices. The Company also operates under the terms of a distribution agreement with HMT that grants the Company the exclusive right to make, use, sell and lease the LithoTron and OssaTron and related parts in the United States, Canada and Mexico.

With each FDA approval, it is the Company's intent to generate revenues from three sources: 1) sales of medical devices including related accessories; 2) recurring revenues from licensing fees, sales of consumable products and maintenance of equipment; and 3) investment income generated from partnerships and joint ventures with physicians, dealerships and hospitals that purchase equipment from the Company, as well as management fees from such entities.

In January 1997, the Company formed a wholly-owned subsidiary, Tenn-Ga Prostate Therapies, LLC ("TGP"), a Georgia limited liability company. TGP owns and leases a prostate therapy medical device to various hospitals in the Southeast. During September 1997, the Company transferred 33% of TGP to certain individuals in exchange for the personal guarantees of such individuals of TGP's long-term debt.

Effective April 1, 1997, the Company entered into a Distributor Agreement and an Entity Interest Agreement with U.S. Lithotripsy, LP ("USL"), a Texas limited partnership, and with Litho Management, Inc. ("LMI"). This Distributorship Agreement grants USL an exclusive right to sell, use, lease and distribute the Company's products in a 19 state area and a non-exclusive right (subject to approvals by the Company) to sell, use, lease and distribute the Company's products in other states. The Entity Interest Agreement granted the Company a 40% ownership interest (0.4% general partnership ownership interest and

                                      F8

                      HealthTronics, Inc. and Subsidiaries

1.  DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION (CONTINUED)

39.6% limited partnership ownership interest) in USL in return for the issuance of 200,000 shares of the Company's common stock valued at $1.00 per share as determined by management in absence of a readily trading market. The Entity Interest Agreement also granted LMI a 0.6% general partnership ownership interest in USL (the remaining 59.4% limited partnership interest in USL is owned by independent shareholders).

The April 1, 1997 Entity Interest Agreement constituted the formation of USL as a limited partnership entity. Subsequent to April 1, 1997, USL made a number of investments as the sole general partner in several separate partnerships with equity interests ranging from 10% to 99% (the "second tier partnerships"), formed for the purpose of purchasing, owning and operating certain medical devices utilizing shock wave therapies. As the sole general partner, USL consolidates the second tier partnerships. The Company used the equity method of accounting for their investment in USL as the Company was not the majority general partner.

On May 1, 1998, the Company purchased 100% of the outstanding stock of LMI in exchange for 700,000 no par value shares of common stock valued at $3.00 per share as determined by management in absence of a readily trading market. The acquisition has been recorded using the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed of LMI (consolidated with USL as LMI is the majority general partner of USL) based on their estimated fair values as of the date of acquisition. The total purchase price (including the value of the 200,000 shares previously issued to USL) in excess of the market value of net tangible assets and identifiable intangible assets acquired of approximately $2,320,000 was recorded as goodwill and is being amortized over 15 years.

In order to appropriately reflect the nature of the Company's operations and its relationship to its subsidiaries, Tenn-Ga Prostate Therapies, LLC, LMI, USL and the second tier partnerships, the accompanying consolidated statements of operations include the Company's majority equity ownership interest in the net revenues and expenses of TGP, the Company's equity interest in its unconsolidated subsidiary USL and the second tier partnerships for the four months ended April 30, 1998, and the Company's majority interest in the net revenues and expenses of LMI and USL and the second tier partnerships for the five months ended September 30, 1998. All significant intercompany accounts and transactions have been eliminated in consolidation. See Note 4 for discussion of minority interests.

                                      F9

                      HealthTronics, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

REVENUE RECOGNITION AND ALLOWANCE FOR DOUBTFUL ACCOUNTS


For sales of medical devices to unaffiliated entities, revenue is recognized upon arrival at the destination; for miscellaneous sales of consumables, revenue is recognized at the time of shipment by the Company. As discussed in
Note 4 and Note 5, sales of medical devices to certain equity partnerships in which the Company is a general partner and has guaranteed certain long-term obligations of the partnerships are deferred at the time of the sale. The Company deferred approximately $433,000 and $509,000 of gross profit related to the sale of medical devices to equity partnerships during the nine month period ended September 30, 1998 and during the year ended December 31, 1997, respectively. No sales or cost of goods sold on these devices will be recognized until such time as cash payments applied to the principal balance of the second tier's third party debt obligations, which the Company has guaranteed, exceed the Company's cost on the equipment sold. Once the second tier partnership has satisfied the cost of the device under the debt obligation, 100% of the sales and related cost of goods sold will be recognized ratably over the remaining life of the asset. As a result of the additional acquisition of LMI and resulting consolidation of LMI, USL and the second tier partnerships, the deferred profit and the difference between retail and cost of the medical devices at the partnership level have been eliminated in consolidation for the nine months ended September 30, 1998.


                                      F10

                      HealthTronics, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION AND ALLOWANCE FOR DOUBTFUL ACCOUNTS, (CONTINUED)

Net revenue also includes leasing fees for the rental of the LithoTron and other medical devices in the clinical setting. Revenue is generated primarily from rental contracts with various medical facilities; the Company does not contract directly with any third party payors including governmental programs or health maintenance organizations. Net revenue under these facility agreements is recorded at established billing rates reduced by an allowance for contractual adjustments. Contractual adjustments arise due to the terms of certain facility agreements which reduce revenue from established billing rates to amounts estimated to be reimbursable under the individual facility agreement. Such adjustments are recognized in the period the services are rendered. Differences in estimates recorded and final settlements are reported during the period final settlements are made.


An allowance for doubtful accounts is established for revenue estimated to be uncollectible and is adjusted periodically based upon management's evaluation of current economic conditions, historical collection experience, and other relevant factors which, in the opinion of management, deserve recognition in estimating such allowance.


INVENTORY

Inventory is carried at the lower of cost (first-in, first-out) or market and consists of medical devices, related spare parts and consumables.

PARTNERSHIP INVESTMENTS

During 1997 and 1998, the Company made a number of investments in various general and limited partnerships. Such investments were recorded using the cost or equity method of accounting, depending upon the Company's ability to exercise significant influence over the operating and financial policies of the investment partnership. See also Note 4.

PATENT LICENSE

The original cost of the patent license is being amortized on a straight-line basis over a period of ten years, which approximates the life of the patent.


                                      F11

                      HealthTronics, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed based on the straight-line method over the five-year estimated useful lives of the related equipment. Accelerated depreciation methods are generally used for tax purposes.

WARRANTY ACCRUAL

The Company accrues a full year of service and parts warranty expense on the sale of each medical device.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

The Company has not recorded a provision for income taxes in the accompanying consolidated statements of operations for the years ended December 31, 1997 and 1996 as accumulated losses have been experienced since the inception of the Company. The Company made no payments for income taxes during 1997 or 1996.

COMMON STOCK

In the absence of a readily traded market, management estimates the fair value of the common stock of the Company. Such estimates were used to record the value of common stock transactions in the accompanying consolidated financial statements.

                                      F12

                      HealthTronics, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

The Company sells its products primarily in the United States, Canada and Mexico. Credit is extended based on an evaluation of the customer's financial condition and collateral is generally not required. The Company's two largest customers accounted for approximately 10% and 68% of sales during 1997 and 1996, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments are comprised principally of cash and cash equivalents, trade accounts receivable, vendor deposits, amounts due from affiliated partnerships, trade accounts payable, customer deposits, short-term borrowings and long-term debt. The carrying amounts of these financial instruments approximate their fair values.


LONG-LIVED ASSETS

Goodwill represents the excess of cost over the market value of net tangible assets and identifiable intangible assets acquired and is amortized using the straight-line method over fifteen years.


During 1996, the Company adopted Statement of Financial Accounting Standards No. 121 ("FAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." FAS 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. FAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The adoption of FAS 121 had no impact on the accompanying consolidated financial statements.

                                      F13

                      HealthTronics, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BASIC AND DILUTED LOSS PER COMMON SHARE

In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 128, Earnings Per Share ("FAS 128"). FAS 128 replaced the calculation of primary and fully diluted income (loss) per share with basic and diluted income (loss) per share. Unlike primary income (loss) per share, the calculation of basic income (loss) per share excludes the dilutive effects of options, warrants, and convertible securities. Diluted income (loss) per share is very similar to the previously reported fully diluted income (loss) per share.

The Company's per share amounts for all periods have been presented in accordance with the provisions of FAS 128. Basic and diluted income (loss) per share are computed based on the weighted average number of common shares outstanding. Common share equivalents (which may consist of options, warrants and convertible debentures) are excluded from the computation of diluted income
(loss) per share if the effect would be antidilutive.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("FAS 130"), "Reporting Comprehensive Income," which is effective for 1998. FAS 130 establishes guidelines for the reporting and display of comprehensive income and its components in financial statements. Management does not believe the adoption of FAS 130 to have a significant impact on the Company's consolidated financial statements.

UNAUDITED FINANCIAL STATEMENTS


The Company has made all adjustments it considers necessary for a fair presentation of the financial position of the Company as of September 30, 1998 and the results of operations, shareholders' equity, and cash flows for the nine month periods ended September 30, 1998 and 1997 as presented in the accompanying unaudited condensed consolidated financial statements. Operating results for the nine month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year 1998.



                                      F14

                      HealthTronics, Inc. and Subsidiaries

3. INVENTORY

Inventory consists of the following at December 31:

                                       1997                    1996
                              ---------------------------------------------
Medical devices                      $1,400,000             $  80,000
Consumables                              65,887                50,000
                              ---------------------------------------------
                                     $1,465,887              $130,000
                              =============================================

4. PARTNERSHIP INVESTMENTS


As discussed in Note 1, as a result of the Company's May 1, 1998 acquisition of LMI, the Company maintains a 40.6% interest in USL (1.0% general partnership ownership interest and a 39.6% limited partnership ownership interest) and is the sole general partner of USL. USL also maintains the sole general partnership interest in several second tier partnerships. Based upon the Company's ability to exercise control over the operating and financial policies of USL and the second tier partnerships through its acquisition of LMI, the Company has consolidated the majority financial position and results of operations of the individual partnerships for the five months ended September 30, 1998.



On September 9, 1998, the Company exchanged 300,000 of its no par value shares of common stock valued at $3.00 per share as determined by the Board of Directors in absence of a readily traded market with three shareholders of the Company who were also the sole shareholders of HLE Corporation, a Texas corporation, in exchange for all of the issued and outstanding shares of HLE Corporation. The assets of HLE Corporation consists of a 30% limited partnership interest in Metro I Stone Management, Ltd., a Texas limited partnership. Because the Company, as sole general partner of USL, has already consolidated Metro I Stone Management, Ltd., this transaction effectively represents an acquisition of additional interest in the earnings of Metro I Stone Management, Ltd.


                                      F15

                      HealthTronics, Inc. and Subsidiaries

4. PARTNERSHIP INVESTMENTS (CONTINUED)


The partnerships and the Company's effective ownership at September 30, 1998 (unaudited) are summarized as follows:



                                                                          EFFECTIVE      EFFECTIVE
                                                 DATE OF FORMATION        OWNERSHIP        VOTING
PARTNERSHIP                                                                INTEREST       INTEREST
-----------------------------------------------------------------------------------------------------
U.S. Lithotripsy, L.P.                             April 1, 1997           40.6%           100%
Metro I Stone Management, Ltd.                     May 28, 1996            16.2%           100%
Mississippi Valley I Stone
  Management, L.P.                               November 1, 1996          12.6%           100%
East Texas I Stone Management, Ltd.                July 29, 1997            4.1%           100%
Dallas Stone Management, L.P.                    December 1, 1997           5.5%           100%
S.C. Missouri Stone Management, L.P.               April 1, 1998            4.1%           100%
Tulsa Stone Management, L.P.                     February 1, 1998          16.2%           100%
Tyler Stone Services, L.P.                         March 1, 1998           40.2%           100%


SE Colorado Lithotripsy, L.P.                   September 30, 1998          4.1%           100%

AESL, L.P. (unconsolidated)                         May 5, 1998             8.12%            0%


                                      F16

                      HealthTronics, Inc. and Subsidiaries

Condensed individual financial information of the Company and the consolidated partnerships before eliminations is summarized below:



DECEMBER 31, 1997
-----------------

                                      TOTAL          TOTAL           NET          GROSS         NET INCOME
PARTNERSHIP                           ASSETS       LIABILITIES      REVENUE       PROFIT          (LOSS)
------------------------------------------------------------------------------------------------------------
U.S. Lithotripsy, L.P.         $       177,872  $    441,200   $    138,133  $         --   $    (129,911)
Metro I Stone Management,
   Ltd.                              1,179,520       646,225        976,866       833,017         665,590
Mississippi Valley I Stone
   Management, L.P.                    502,303       384,810        418,924       318,924         225,230
East Texas I Stone
   Management, Ltd.                     48,750        23,156         29,250        29,250          25,594
Dallas Stone Management, L.P.
                                       608,338       599,003         10,238        10,238           9,336


                                      F17

                      HealthTronics, Inc. and Subsidiaries

4. PARTNERSHIP INVESTMENTS (CONTINUED)




SEPTEMBER 30, 1998 (unaudited)

                                TOTAL            TOTAL               NET              GROSS           NET INCOME
PARTNERSHIP                     ASSETS         LIABILITIES         REVENUE            PROFIT            (LOSS)
-----------------------------------------------------------------------------------------------------------------
U.S. Lithotripsy,
  L.P.                        $  453,218         $545,891         $  663,147         $       --         $(156,754)
Metro I Stone
  Management, Ltd.             1,016,398          500,342          1,383,650          1,213,177           860,363
Mississippi Valley I
  Stone Manage-
   ment, L.P.                    644,410          415,015            520,112            440,955           244,901
East Texas I Stone
  Management, Ltd.                43,497           18,231            196,350            196,350            99,272
Dallas Stone
  Management, L.P.             1,032,424          602,129          1,048,792            953,126           670,960
S. C. Missouri Stone
  Management, L.P.                29,989           18,383             89,000             89,000            25,107
Tulsa Stone
  Management, L.P.               740,029          604,217            324,000            252,135           175,812
Tyler Stone
  Services, L.P.                 110,708           88,045            226,800            226,800            57,664
SE Colorado
  Lithotripsy, L.P.              590,962          533,642             35,600             25,683            16,820



                                      F18

                      HealthTronics, Inc. and Subsidiaries

4. PARTNERSHIP INVESTMENTS (CONTINUED)


The following unaudited pro forma information for the nine months ended September 30, 1998 and for the year ended December 31, 1997 is presented as if LMI (consolidated with USL) and HLE Corporation had been acquired on January 1, 1997. For the year ended December 31, 1996, the acquisition did not have a significant impact on a pro forma basis. This information does not purport to be indicative of the results that would have actually been obtained if the acquisitions had occurred on such dates.



                                                NINE MONTHS ENDED                YEAR ENDED
                                                SEPTEMBER 30, 1998             DECEMBER 31, 1997
                                            ------------------------------------------------------
Net revenue                                        $  12,173,884                $  6,498,859
Net income (loss)                                      1,390,918                    (413,307)
Net income (loss) per common share
    Basic                                                   0.14                       (0.05)
    Diluted                                                 0.14                       (0.05)


                                      F19

                      HealthTronics, Inc. and Subsidiaries

4. PARTNERSHIP INVESTMENTS (CONTINUED)

During 1997, the Company purchased partnership interests in Bone & Joint Treatment Centers of South Florida, Ltd. (48.5%), Lithotripsy Leasing (6 of 45 partnership "units") and Chesapeake Lithotripsy - West (5 of 65 partnership "units"). As of December 31, 1997, operations of these partnerships had not fully commenced, and no distributions were made to the partners. The Company is using the equity method of accounting for the investment in Bone & Joint Treatment Centers of South Florida, Ltd. and the cost method of accounting for the investments in Lithotripsy Leasing and Chesapeake Lithotripsy.

5. RELATED PARTY TRANSACTIONS


During the nine month period ended September 30, 1998 and the year ended December 31, 1997, the Company recorded sales of medical devices to the second tier partnerships. The second tier partnerships obtained third party financing, payable generally over five years or less, to satisfy their obligations to the Company under these sales. However, as the Company is a general partner of USL, and USL is the sole general partner of the second tier partnerships, the Company could be required to support the obligations of USL and the second tier partnerships to an extent greater than the Company's proportionate interest in the second tier partnerships. Thus, the Company has not transferred substantially all of the risks and rewards of ownership related to the medical devices sold to the second tier partnerships. As a result, the Company has not recorded the sales or the related cost of goods sold and has deferred approximately $433,000 and $509,000 of gross profit related to these sales for the nine month period ended September 30, 1998 and the year ended December 31, 1997, respectively. As a result of the additional acquisition of LMI and resulting consolidation of LMI, USL and the second tier partnerships, the deferred profit and the difference between retail and cost of the medical devices at the partnership level have been eliminated in consolidation for the nine months ended September 30, 1998. Depreciation expense is recognized in consolidation based upon the cost of the asset over the estimated useful life of five years.


Several of the Company's major shareholders are also the officers of the Company's supplier, HMT. Other shareholders of the Company are also limited partners in USL and the second tier partnerships.


                                      F20

                      HealthTronics, Inc. and Subsidiaries

5. RELATED PARTY TRANSACTIONS (CONTINUED)

Several of the Company's shareholders are employees of a company that contracted with the Company to provide installation and warranty service. Payments to this company were $137,000 and $159,000 for 1997 and 1996, respectively.

Trade accounts payable due to the Company's supplier, HMT, totaled $965,000 and $272,000 as of December 31, 1997 and 1996, respectively. During 1997 and 1996, the Company made payments totaling $2,993,000 and $1,655,000, respectively, to HMT for medical devices, related parts and consumables purchases.

Consulting fees totaling $21,800 and $218,000 were paid during 1997 and 1996, respectively, to individuals in the medical field that were shareholders of the Company.

6. SHORT-TERM BORROWINGS

Short-term borrowings at December 31, 1997 consist of a line of credit agreement that provides for borrowings up to $500,000. Such line of credit agreement expires July 10, 1998 and is secured by the Company's accounts receivable, inventory, property and equipment, and personal guarantees from certain officers of the Company. Amounts outstanding under the line of credit agreement bear interest at 9.75% for the first year of the agreement; the interest rate changes to prime plus 1.25% if the Company renews the agreement to extend after July 10, 1998. The line of credit was paid off in May, 1998.


On July 1, 1998, the Company obtained a $650,000 line of credit and a $1,000,000 equipment financing line with a Tennessee bank. The lines are personally guaranteed by certain officers of the Company for amounts representing up to 50% of the outstanding indebtedness plus interest. The Company had no outstanding balances under these lines as of September 30, 1998.


                                      F21

                      HealthTronics, Inc. and Subsidiaries

7. LONG-TERM DEBT

Long-term debt consists of the following:


                                                                                                      SEPTEMBER 30,   DECEMBER 31,
                                                                                                          1998            1997
                                                                                                     -------------------------------
                                                                                                      (Unaudited)
Term loan, interest at 8%, principal and interest payments of
   $13,542 due monthly through October 2002, secured by
   personal guarantees of certain TGP shareholders                                                     $    505,465     $   613,859
Equipment note payable, variable interest rate (8.25% at
   September 30, 1998), principal and interest due in monthly installments of $16,000 through December 2000, secured by
   the equipment under loan, and through guarantees from the
   general partner and personal guarantees from certain limited
   partners                                                                                                 471,819              --
Equipment note payable, variable interest rate (8.25% at September 30, 1998), principal and interest due in monthly installments of $9,287 through
   November 1998, balloon payment of remaining principle and interest balance due December 1998, secured by the equipment under loan, and through guarantees from the general partner and personal guarantees from certain
   limited partners                                                                                         320,434              --
Equipment note payable, variable interest rate (8.25% at
   September 30, 1998), principal and interest due in monthly installments of
   $16,250 through May 2001 , secured by the equipment under loan, and through guarantees from the general partner and personal guarantees from certain
   limited partners and the Company                                                                         515,668              --
Equipment note payable, interest at 8.25%, principal and interest due in monthly installments of $14,200 through September, 2003, secured by the equipment under loan, and through guarantees from the general partner and personal
   guarantees from certain limited partners                                                                 595,000              --
Note payable to bank, interest at 8.75%, principal and interest due in monthly installments of $4,761 through July 1999, balloon payment of remaining principle and interest balance due August 1999, secured by all
   accounts receivable, equipment and inventory of USL                                                      124,115              --
Line of credit, variable interest rate (8.25% at September 30, 1998), interest
   payable monthly, principal due in full on October 28, 1998, unsecured                                     80,000              --
Other                                                                                                        47,248              --
                                                                                                     -------------------------------
                                                                                                          2,659,749         613,859
Less current portion                                                                                     (1,250,208)       (145,885)
                                                                                                     -------------------------------
                                                                                                       $  1,409,541       $ 467,974
                                                                                                     ===============================



                                      F22

                      HealthTronics, Inc. and Subsidiaries

7. LONG-TERM DEBT (CONTINUED)

Future maturities of long-term debt at September 30, 1998 are as follows:

            Fiscal Year
               1999                                       $1,250,208
               2000                                          532,885
               2001                                          585,354
               2002                                          185,753
               2003 and thereafter                           105,549
                                                          -----------
                                                          $2,659,749
                                                          ===========

8. INCOME TAXES

A reconciliation of the provision (credit) for income taxes to the federal statutory rate of 34% for 1997 and 1996 is:

                                                                 1997             1996
                                                            -------------------------------
         Statutory federal income tax expense (benefit)      $(145,051)       $(147,074)
         State income taxes, net of federal benefit            (16,894)         (17,130)
         Other                                                   6,818            4,933
         Valuation allowance                                   155,127          159,271
                                                            -------------------------------
                                                             $      --        $      --
                                                            ===============================

                                      F23

                      HealthTronics, Inc. and Subsidiaries

8. INCOME TAXES (CONTINUED)

Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:

                                                     1997             1996
                                                --------------------------------
Deferred tax assets:
   Operating loss carryforwards                  $    103,000      $   206,000
   Accrued liabilities and other                       82,000           11,000
   Deferred revenue                                   193,000               --
                                                --------------------------------
                                                      378,000          217,000

Valuation allowance                                  (372,000)        (217,000)

Deferred tax liability:
   Property and equipment                              (6,000)              --
                                                --------------------------------
Net deferred tax asset                           $         --      $        --
                                                ================================


For financial reporting purposes, a valuation allowance has been recognized to reduce the net deferred tax asset to zero to reflect limitations on the Company's ability to currently utilize net operating loss carryforwards.

At December 31, 1997 and 1996, the Company has net operating loss carryforwards available to offset future taxable income of approximately $272,000 and $542,000, respectively, which expire in years 2011 and 2012.

As of September 30, 1998, the Company has utilized all remaining net operating tax loss carryforwards. In conjunction with the application of the net operating tax losses, the Company adjusted the tax asset valuation allowance to zero, resulting in a reduced effective tax rate for the nine months ended September 30, 1998. In assessing the likelihood of utilization of existing net deferred tax assets, management considered (a) its current operating environment and (b) results of future operations to generate sufficient taxable income and, accordingly, has determined that it is more likely than not that the deferred tax assets will be realized.


                                      F24

                      HealthTronics, Inc. and Subsidiaries

9. EMPLOYEE BENEFIT PLAN

In 1996, the Company established a defined contribution 401(k) plan for all eligible employees. The plan provides for a deferral of up to 12% of the employee's qualifying compensation under Section 401(k) of the Internal Revenue Code. The Company provides a discretionary match up to a maximum of 3% of employee compensation. The Company recognized $10,300 and $3,800 in expense related to the 401(k) plan in 1997 and 1996, respectively.

10. SHAREHOLDERS' EQUITY

In April 1996, the Company authorized a 60:1 stock split, resulting in an increase in outstanding shares from 100,000 shares to 6,000,000 shares.

The Company conducted a Private Placement of its common stock from June 24, 1996 through December 4, 1996. Pursuant to this Private Placement, the Company sold an aggregate of 1,407,000 shares at $1 per share to approximately 75 investors.

In 1996, a major shareholder forgave a $100,000 note payable in exchange for the issuance of 100,000 shares.

During June 1997, the Company issued 200,000 shares of common stock in exchange for a 40% ownership interest US Lithotripsy (USL), a Texas limited partnership.

During July 1997, subsequent to the notice of FDA approval of the LithoTron, the Company conducted a Private Placement of its common stock. Pursuant to this Private Placement, the Company sold an aggregate of 739,000 shares at $3 per share.

11. STOCK OPTIONS

During 1996, the Company initiated the Warrants and Options Program. As of December 31, 1997, the Board of Directors has approved options to purchase up to 550,000 shares of common stock.

                                      F25

                      HealthTronics, Inc. and Subsidiaries

11. STOCK OPTIONS (CONTINUED)

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for employee stock options and adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("FAS 123") for option grants to employees. The Company generally grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant, and, accordingly, recognizes no compensation expense for the employee stock option grants.

Certain stock options have been granted to non-employees. In accordance with the requirements of FAS 123, which requires the accounting recognition of the fair value of options granted to non-employees, the Company recorded $21,000 and $9,000 in expense during 1997 and 1996, respectively.

A total of 50,000 options, expiring on December 31, 2000 and exercisable at $1 per share, were granted during 1996 to a non-employee and were exercisable as of December 31, 1996. During 1997, 200,000 options were granted to employees and 79,000 were granted to non-employees. Such 1997 grants expire on December 31, 2000 and 2001 and have exercise prices of $1 or $3. 329,000 options were exercisable as of December 31, 1997. Options vest at various future dates through December 31, 2003. No options were exercised during 1997 or 1996. The weighted-average exercise price and remaining contractual life for the 329,000 options outstanding at December 31, 1997 are approximately $1.50 per share and three years, respectively.

For the Company, pro forma information regarding net income is required by FAS 123 and has been determined as if the Company had accounted for its employee stock options granted under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a minimum value option pricing model with the following assumptions for 1997: risk-free interest rate of 7%, expected life of the option of three or four years, and 0.50% dividend yield. The weighted-average fair value of options granted under the Warrants and Options Program was $0.23 for 1997. Had the employee option grants been accounted for under the fair value method of FAS 123, net loss would be $465,028, or approximately $47,000 more than recorded in the accompanying 1997 consolidated statement of operations.

                                      F26

                      HealthTronics, Inc. and Subsidiaries

11. STOCK OPTIONS (CONTINUED)

The pro forma disclosures above are not likely to be representative of the effects on net income in future years.

The effect of dilutive stock options represented an increase of 177,667 in the denominator for the calculation of earnings per share for the nine-month period ended September 30, 1998.

12. OPERATING LEASES

The Company leases office space at a monthly rental of $3,900 under a lease agreement that expires May 2000. The lease is personally guaranteed by certain shareholders of the Company. Rental expense for 1997 and 1996 was $41,800 and $6,900, respectively.

Aggregate future minimum lease payments under operating lease agreements for terms greater than one year as of December 31, 1997 are as follows:

 Fiscal Year
    1998                               $      62,000
    1999                                      59,000
    2000 and thereafter                       20,000
                                       ---------------
                                            $141,000
                                       ===============

13. COMMITMENTS


In connection with the original distributorship agreements between the Company and HMT, the Company committed to purchase ten OssaTron orthopedic lithotriptor and twelve LithoTron lithotripter units per year over the life of the agreement after FDA PMA approval is received by the Company. Aggregate funding needed for this commitment is approximately $7,000,000 per year based upon current market prices.


                                      F27

                      HealthTronics, Inc. and Subsidiaries

14. SUBSEQUENT EVENTS


At December 31, 1998, the Company has drawn approximately $567,000 on its equipment financing line. The balance is due in monthly principal and interest (at 8.25%) installments of $17,829 through December, 2001.

Florida Lithology, Inc. ("FLI") was incorporated in Florida on September 15, 1998. On October 23, 1998, the Company became a 45.5% shareholder in FLI. FLI is the sole general partner in Florida Lithology, Ltd. ("FLL"), a Florida limited partnership that provides lithotripsy services in the state of Florida. The Company is also a 20% limited partner in FLL.

Subsequent to September 30, 1998, USL, of which the Company is the sole general partner, formed four additional limited partnerships.


                                      F28

                         Report of Independent Auditors

The Board of Directors and Shareholders
Litho Management, Inc.

We have audited the accompanying consolidated balance sheet of Litho Management, Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Litho Management, Inc. and Subsidiaries at December 31, 1997 and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Atlanta, Georgia
August 7, 1998

                                      F29

                    Litho Management, Inc. and Subsidiaries

                           Consolidated Balance Sheet

                               December 31, 1997


ASSETS
Current assets:
   Cash and cash equivalents                                                 $    97,296
   Accounts receivable, less allowance for doubtful accounts
     of $7,500                                                                   315,521
   Inventory                                                                     100,000
   Prepaid expenses                                                               11,463
                                                                             -----------
Total current assets                                                             524,280



Property and equipment, at cost:
   Medical devices placed in service                                           2,200,480
   Vehicles and accessories                                                       48,894
                                                                             -----------
                                                                               2,249,374
   Less accumulated depreciation                                                (294,380)
                                                                             -----------
Net property and equipment                                                     1,954,994


Other assets                                                                       4,726
                                                                             -----------
Total assets                                                                 $ 2,484,000
                                                                             ===========

                                      F30

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                          $    28,395
   Accrued expenses                                                               18,689
   Accrued interest                                                                4,897
   Amounts due to related parties                                                833,862
   Current portion of long-term debt                                             952,383
                                                                             -----------
Total current liabilities                                                      1,838,226

Long-term debt, less current portion                                             217,000
Minority interest                                                                423,151

Commitments and contingencies

Shareholders' equity:
 Common stock - $1 par value, voting:
   Authorized shares- 1,000; Issued and
     outstanding shares 1,000                                                      1,000
   Retained earnings                                                               4,623
                                                                             -----------
   Total shareholders' equity                                                      5,623
                                                                             -----------
Total liabilities and shareholders' equity                                   $ 2,484,000
                                                                             ===========


See accompanying notes.

                                      F31

                    Litho Management, Inc. and Subsidiaries


                       Consolidated Statements of Income




                                                         THREE MONTHS ENDED                YEAR ENDED
                                                              MARCH 31                     DECEMBER 31
                                                      1998                1997                 1997
                                              ------------------------------------------------------------
                                                            (Unaudited)
Net revenue                                         $ 961,548        $    77,265          $ 1,436,755

Cost of revenue                                       197,229             16,988              245,326
                                              ------------------------------------------------------------
                                                      764,319             60,277            1,191,429

Operating expenses:
   Salaries                                            63,076                 --               81,102
   Professional fees                                   20,231              1,390               59,616
   Insurance expense                                    6,071              2,177               22,275
   Provision for bad debts                             12,058                 --                7,500
   General and administrative expenses                179,566             25,476              140,461
                                              ------------------------------------------------------------
Total operating expenses                              281,002             29,043              310,954

Income from operations                                483,317             31,234              880,475

Other income (expense):
   Equity in earnings of unconsolidated
     subsidiary                                        21,622                 --                   --
   Interest expense                                   (20,073)           (12,593)             (82,041)
   Interest income                                         32                 --                  272
                                              ------------------------------------------------------------
Income before minority interest                       484,898             18,641              798,706

Minority interest                                    (484,305)           (15,963)            (796,975)
                                              ------------------------------------------------------------
Net income                                          $     593        $     2,678          $     1,731
                                              ============================================================


See accompanying notes.


                                      F32

                    Litho Management, Inc. and Subsidiaries

                 Consolidated Statement of Shareholders' Equity

                          Year ended December 31, 1997


                                                    COMMON STOCK
                                          ---------------------------------                           TOTAL
                                              NUMBER OF                          RETAINED          SHAREHOLDERS'
                                               SHARES           AMOUNT           EARNINGS              EQUITY
                                          --------------------------------------------------------------------------
Balance at January 1, 1997                      1,000           $ 1,000          $ 2,892              $  3,892
   Net income                                      --                --            1,731                 1,731
                                          --------------------------------------------------------------------------
Balance at December 31, 1997                    1,000           $ 1,000          $ 4,623              $  5,623
                                          ==========================================================================

See accompanying notes.

                                      F33

                     Litho Management, Inc. and Subsidiaries


                      Consolidated Statements of Cash Flows




                                                             THREE MONTHS ENDED          YEAR ENDED
                                                                  MARCH 31               DECEMBER 31
                                                            1998             1997            1997
                                                                  (Unaudited)
                                                          ------------------------------------------
OPERATING ACTIVITIES
Net income                                                $     593       $  2,678       $     1,731

Adjustments to reconcile net income to cash provided
  by operating activities:
     Depreciation and amortization                          124,454         25,000           245,326
     Minority interest in subsidiaries' net
       income, net of distributions                         107,409         15,963           297,528
     Provision for bad debts                                  6,071             --             7,500
     Changes in operating assets and liabilities:
       Accounts receivable                                 (226,737)        (5,670)         (171,544)
       Prepaid expenses                                        (109)            --            (6,408)
       Inventory                                            100,000             --          (100,000)
       Other assets                                           3,559             24            (1,113)
       Accounts payable                                      87,596         26,741            18,569
       Accrued interest and other accrued expenses           19,204         11,384            16,229
       Amounts due to related parties                       218,361        (28,215)          672,462
                                                          ------------------------------------------
Net cash provided by operating activities                   440,401         47,905           980,280

INVESTING ACTIVITIES
Purchases of property and equipment                        (648,832)            --        (1,249,373)
Purchases of partnership investments, net of cash
   acquired                                                      --             --            18,639
                                                          ------------------------------------------
Net cash used in investing activities                      (648,832)            --        (1,230,734)

FINANCING ACTIVITIES
Proceeds from issuance of debt                              580,000             --           696,394
Principal payments on debt                                  (43,362)       (38,984)         (348,644)
                                                          ------------------------------------------
Net cash provided by (used in) financing activities         536,638        (38,984)          347,750
                                                          ------------------------------------------

Net increase in cash and cash equivalents                   328,207          8,921            97,296
Cash and cash equivalents at beginning of period             97,296             --                --
                                                          ------------------------------------------
Cash and cash equivalents at end of period                $ 425,503       $  8,921       $    97,296
                                                          ==========================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest                                    $  18,290       $ 13,256       $    82,067
                                                          ==========================================


See accompanying notes


                                      F34

                    Litho Management, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

                               December 31, 1997


1. DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

Litho Management, Inc. (the "Company") was incorporated in the State of Texas on October 25, 1996. Prior to April 1, 1997, The Company's primary activity included ownership of a 1% general partnership interest in Mississippi Valley I Stone Management, L.P. ("Mississippi Valley"), a limited partnership formed for the purpose of purchasing, owning and operating certain medical devices utilizing shock wave therapies, specifically the LithoTron. On April 1, 1997, the Company entered into a Distributor Agreement and an Entity Interest Agreement with U.S. Lithotripsy, L.P. ("USL"), a Texas limited partnership, and with HealthTronics, Inc. ("HealthTronics"). The Distributorship Agreement (entered into between USL and Healthtronics) grants USL an exclusive right to sell, use, lease and distribute HealthTronics' products in a 19 state area and a non-exclusive right (subject to approvals by HealthTronics) to sell, use, lease and distribute HealthTronics' products in other states. The Entity Interest Agreement granted the Company a 0.6% general partnership ownership interest in USL (0.4% general partnership interest and 39.6% limited partnership interest is owned by HealthTronics and the remaining 59.4% limited partnership interest is owned by independent partners). Through its general partnership interest, the Company effectively controls USL.

The April 1, 1997 Entity Interest Agreement constituted the formation of USL as a limited partnership entity. Concurrent with the formation of USL, USL acquired the 1% general partnership interest in Mississippi Valley from the Company. Subsequent to April 1, 1997, USL made a number of investments as the sole general partner in several separate partnerships with equity interests ranging from 10% to 99% (the "second tier partnerships"), also formed for the purpose of purchasing, owning and operating certain medical devices utilizing shock wave therapies. Each of the partnership agreements are for terms of 40 years. As USL is the sole general partner of these second tier partnerships, it will consolidate these entities.

As the majority-owned general partner of USL, the Company provides exclusive management and administration of USL and the second tier partnerships' day-to-day business operations. Authority retained by the Company as majority-owned general partner includes exclusive authority over all decision-making for ongoing major or central operations, including (i) the scope of services, (ii) pricing of services, (iii) negotiation and execution of contracts, (iv) issuance of debt and (v) establishment and approval of operating and capital budgets. Each of the partnership agreements grants the



                                      F35

                    Litho Management, Inc. and Subsidiaries

1. DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION (CONTINUED)

majority general partner sole and absolute discretion over the actions of the partnership and do not provide for the existence of any super majority voting rights, unanimous approval, or limited partner veto power.

In order to appropriately reflect the nature of the Company's operations and its relationship to USL and the second tier partnerships, the accompanying consolidated financial statements include the accounts of USL and the second tier partnerships from the date of the formation of USL, April 1, 1997. The operations of Mississippi Valley have been included for the full year ended December 31, 1997 as the Company was the general partner prior to the purchase of the general partnership interest by USL. All significant intercompany accounts and transactions have been eliminated in consolidation. See Note 3 for discussion of minority interests.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NET REVENUE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Net revenue includes leasing fees for the rental of the LithoTron and other medical devices in the clinical setting. Revenue is generated primarily from rental contracts with various medical facilities; the Company does not contract directly with any third party payors including governmental programs or health maintenance organizations. Net revenue under these facility agreements is recorded at established billing rates reduced by an allowance for contractual adjustments. Contractual adjustments arise due to the terms of certain facility agreements which reduce revenue from established billing rates to amounts estimated to be reimbursable under the individual facility agreement. Such adjustments are recognized in the period the services are rendered. Differences in estimates recorded and final settlements are reported during the period final settlements are made.

                                      F36

                    Litho Management, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET REVENUE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS (CONTINUED)

An allowance for doubtful accounts is established for revenue estimated to be uncollectible and is adjusted periodically based upon management's evaluation of current economic conditions, historical collection experience, and other relevant factors which, in the opinion of management, deserve recognition in estimating such allowance.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORY

Inventory is carried at the lower of cost (first-in, first-out) or market and consists of a medical device.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed based on the straight-line method over the five-year estimated useful lives of the related equipment and is included in cost of revenue in the accompanying consolidated statement of income. Accelerated depreciation methods are generally used for tax purposes.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The Company has not recorded a provision for income taxes in the accompanying consolidated income statement as earnings and losses from the partnerships are passed through to the individual partners for income tax purposes. In addition, there were no significant differences between financial reporting and tax bases of assets and liabilities for the year ended December 31, 1997.

                                      F37

                    Litho Management, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES (CONTINUED)

The Company made no payments for income taxes during 1997.

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to significant concentrations of credit risk consist principally of cash equivalents and accounts receivable.

The Company maintains cash and cash equivalents with various financial institutions. These financial institutions are located throughout the Southeastern United States, Texas and Missouri and the Company's policy is designed to limit its exposure at any one institution. The Company performs periodic evaluations of the relative credit standings of those financial institutions that are considered in the Company's investment strategy. At December 31, 1997, substantially all of the Company's cash and cash equivalents are invested in non-interest bearing depository cash accounts.

Substantially all revenue is earned in the Southeastern United States, Texas and Mississippi. The Company generally does not require collateral or other security in extending credit to facilities under contract. The Company's two largest facility contracts accounted for approximately 67% and 29%, respectively of net revenue during 1997.

CARRYING VALUE OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that such assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less that the assets' net book values. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. SFAS No. 121 had no impact on the accompanying consolidated financial statements.

                                      F38

                    Litho Management, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. SFAS 130 establishes guidelines for the reporting and display of comprehensive income and its components in financial statements. Management does not believe the adoption of SFAS 130 will have a significant impact on the Company's consolidated financial statements.

3. PARTNERSHIP INVESTMENTS

As discussed in Note 1, at December 31, 1997, the Company maintained a 0.6% general partnership interest in USL; while USL maintained general partnership interests in several second tier partnerships. Based upon the Company's ability to exercise control over the operating and financial policies of USL and the second tier partnerships, the Company has consolidated the financial position and results of operations of the individual partnerships for the year ended December 31, 1997. The partnerships and the Company's effective ownership at December 31, 1997 are summarized as follows:

                                                                             EFFECTIVE      EFFECTIVE
                                                     DATE OF                 OWNERSHIP        VOTING
PARTNERSHIP                                         FORMATION                 INTEREST       INTEREST
-----------------------------------------------------------------------------------------------------
U.S. Lithotripsy, L.P.                                April 1, 1997            0.6%            60%
Metro I Stone Management, Ltd.                         May 28, 1996            0.06%           60%
Mississippi Valley I Stone Management, L.P.         November 1, 1996           0.186%          60%
East Texas I Stone Management, Ltd.                   July 29, 1997            0.06%           60%
Dallas Stone Management, L.P.                        December 1, 1997          0.06%           60%


The consolidated statements of operations include the operating results of the above partnerships from the date of formation of each partnership, except for Metro I Stone Management Ltd. which is included from April 1, 1997 (the date USL acquired the 1.0% general partnership interest and a 9.0% limited partnership interest) through December 31, 1997, and Mississippi Valley which is included at a 1.0% effective


                                      F39

                    Litho Management, Inc. and Subsidiaries

3. PARTNERSHIP INVESTMENTS (CONTINUED)

ownership interest from January 1, 1997 through March 31, 1997 (as the Company was the 1.0% general partner during this time period) and at 0.186% from April 1, 1997 through December 31, 1997 (as USL purchased the 1.0% general partnership interest from the Company and an additional 30% limited partnership interest on April 1, 1997).

USL's purchase of the additional equity interests in Metro I Stone Management, Ltd. and Mississippi Valley was accounted for under the purchase method of accounting. There was no goodwill recognized in these transactions as the purchase price approximated the fair value of the partnerships' net assets at the date of purchase.

Condensed individual financial information of the Company and the consolidated partnerships as of December 31, 1997 is summarized below:

                                                  TOTAL            TOTAL            NET          NET INCOME
PARTNERSHIP                                       ASSETS        LIABILITIES       REVENUE          (LOSS)
-----------------------------------------------------------------------------------------------------------
U.S. Lithotripsy, L.P.                       $      177,872    $   441,200    $    138,133        $(129,911)
Metro I Stone Management, Ltd.                    1,179,520        646,225         976,866          665,590
Mississippi Valley I Stone Management,
   L.P.                                             502,303        384,810         418,924          225,230
East Texas I Stone Management, Ltd.                  48,750         23,156          29,250           25,594
Dallas Stone Management, L.P.                       608,338        599,003          10,238            9,336


As general partner, USL provides exclusive management and administration of the second tier partnerships' day-to-day business operations. For the year ended December 31, 1997 fees charged to the second tier partnerships by USL were $131,641 and were based upon approximately 7.5% of the partnerships' net revenues. Management fee receivables of $41,983 have been recorded by USL at December 31, 1997. In addition, USL recognized revenue of $14,476 on sales of certain consumables to the second tier partnerships. Each of these transactions have been fully eliminated in consolidation.


                                      F40

                    Litho Management, Inc. and Subsidiaries

4. RELATED PARTY TRANSACTIONS

Several of the Company's major shareholders are also limited partners in USL and the second tier partnerships. USL leases space from one of the Company's shareholders. Total rental expense charged by the shareholder amounted to $6,174 for the year ended December 31, 1997.

Concurrent with the formation of USL, a limited partner of USL contributed a medical device held as inventory, valued at $100,000 based upon current market conditions, and a $296,595 note payable. The difference between the value of the inventory and the total notes payable is included in minority interest in the accompanying statement of income.

Accounts payable through the consolidated partnerships to HealthTronics relating to purchases of medical devices and related parts totaled $796,100 as of December 31, 1997. Amounts owed to HealthTronics at December 31, 1997 were paid in full through March 1998 as the consolidated partnerships obtained long-term financing with third party banks. During 1997, the Company, through its consolidated partnerships made payments totaling $382,000 to HealthTronics, Inc. for medical devices, related parts and consumables purchases.

Amounts due to related parties include a $26,000 unsecured note payable to one of the Company's major shareholders. The note bears interest monthly at 8.50% and was paid in full in April 1998. In addition, amounts due to related parties of $11,762 represent net non-interest bearing borrowings from certain shareholders for expenses paid on behalf of the individual partnerships.

Subsequent to December 31, 1997, USL entered into a $250,000 unsecured note payable to HealthTronics. The note includes interest at 8.5% and is due in monthly installments through September, 2003.


                                      F41

                    Litho Management, Inc. and Subsidiaries

5. LONG-TERM DEBT

Long-term debt at December 31, 1997 consists of the following:

Equipment note payable, variable interest rate (8.50% at December 31, 1997), principal and interest due in monthly installments through December 2000, secured by the equipment under loan, and through guarantees from the general
   partner and personal guarantees from certain limited partners                               $    409,000

Equipment note payable, variable interest rate (8.50% at December 31, 1997), principal and interest due in monthly installments of $9,287 through
   November 1998, balloon payment of remaining principal and interest balance due December 1998, secured by the equipment under loan, and through guarantees from the general partner and personal guarantees from certain
   limited partners                                                                                 381,788

Equipment note payable, interest at 8.75%, principal and interest due in monthly installments of $4,743 through July 1998, balloon payment of remaining principal and interest balance due August 1998, secured by all
   accounts receivable, equipment and inventory of the partnership                                  148,121

Note payable to bank, interest at 8.75%, principal and interest due in monthly installments of $4,761 through July 1998, balloon payment of remaining principal and interest balance due August 1998, secured by all accounts
   receivable, equipment and inventory of the partnership                                           148,474

Line of credit, variable interest rate (8.50% at December 31, 1997), interest payable monthly, principal due in full on October 28, 1998, unsecured
                                                                                                      80,000

Other                                                                                                  2,000
                                                                                               --------------
                                                                                                   1,169,383
Less current portion                                                                                (952,383)
                                                                                               --------------
                                                                                               $     217,000
                                                                                               ==============



                                      F42

                    Litho Management, Inc. and Subsidiaries

5. LONG-TERM DEBT (CONTINUED)

Aggregate future principal payments for all short term borrowings and long-term debt as of December 31, 1997 are as follows:

         Year ending December 31,
         1998                                         $  952,383
         1999                                            192,000
         2000                                             25,000
                                                      ----------
                                                      $1,169,383
                                                      ==========

7. SUBSEQUENT EVENTS

On May 4, 1998, HealthTronics entered into an Agreement and Plan of Share Exchange with the Company and the sole shareholders of the Company, whereby HealthTronics acquired all of the issued and outstanding capital stock of the Company in exchange for 700,000 shares of voting capital stock of HealthTronics. The effective date of the transaction is May 1, 1998. The HealthTronics shares issued in the Share Exchange have been valued at approximately $2,100,000, as determined by management and the Board of Directors of HealthTronics in absence of a readily trading market.

                                      F43

                      HealthTronics, Inc. and Subsidiaries
             Pro Forma Combined Condensed Statements of Operations

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                  (UNAUDITED)






                                                                                     HISTORICAL
                                                                      ----------------------------------------

                                                                            LITHO         HLE
                                                         HEALTHTRONICS,  MANAGEMENT,  CORPORATION   PRO FORMA        PRO FORMA
                                                              INC.        INC. (1)        (2)      ADJUSTMENTS        COMBINED
                                                      ---------------------------------------------------------------------------
Net revenue                                           $   10,944,033    $ 1,229,851   $      --                        12,173,884

Cost of goods sold, rentals and services
  provided                                                 4,326,630        403,283          --      (56,053)  (4)      4,673,860
                                                      ------------------------------------------------------         ------------
                                                           6,617,403        826,568          --       56,053            7,500,024

Operating costs and expenses:
  Salaries, wages and benefits                             1,050,591         94,781          --                         1,145,372
  Corporate, general and administrative                    2,832,697        139,986          --       97,139   (3)      3,069,822
                                                      ------------------------------------------------------         ------------
Income/(loss) from operations
                                                           2,734,115        591,801          --      (41,086)           3,284,830
Equity in earnings of unconsolidated
  partnerships
Interest income (expense)                                     62,105         28,672     258,109     (258,109)  (5)         90,777
Other income (expense):                                      (88,275)       (40,420)         --                          (128,695)
                                                              60,646             --          --                            60,646
Net income/(loss) before minority interest            ------------------------------------------------------         ------------
  and income taxes
Minority interest                                          2,768,591        580,053     258,109     (299,195)           3,307,558
                                                          (1,400,389)      (579,548)         --      258,109   (5)     (1,721,828)
Net income/(loss) before income taxes                 ------------------------------------------------------         ------------
Provision for income taxes                                 1,368,202            505     258,109      (41,086)           1,585,730

Net income/(loss)                                           (194,812)          --          --                            (194,812)
                                                      ------------------------------------------------------         ------------
                                                      $    1,173,390  $       505   $ 258,109     $  (41,086)         $ 1,390,918
Net income per share/(loss) per share:                ======================================================         ============
  Basic
                                                      $         0.13                                                  $      0.14
                                                      ==============                                                  ===========
  Diluted
                                                      $         0.13                                                  $      0.14
                                                      ==============                                                  ===========

Weighted average number of common
  and common equivalent shares
  Basic                                                    9,074,829                                                    9,662,009
                                                      ==============                                                =============
  Diluted                                                  9,252,496                                                    9,839,676
                                                      ==============                                                =============


--------------------


1. The historical results for Litho Management, Inc. are for the period January 1, 1998 to May 1, 1998 adjusted to conform with HealthTronics' presentation of revenue and expenses.

2. The historical results for HLE Corporation are for the period from January 1, 1998 to September 9, 1998. However, historical results for Florida Lithology, Inc. ("FLI") and Lithowest, LLC ("Lithowest") have not been included on the basis of materiality.

3. Adjustment represents additional amortization arising from goodwill recorded as part of the purchases of Litho Management, Inc. on May 1, 1998 and HLE Corporation on September 9, 1998.

4. Adjustment represents the reduction in depreciation expense from retail to cost for equipment sold to related party partnerships.

5. Adjustment represents the reclassification of HLE Corporation's recognition of equity interest in Metro I Stone Management, Ltd. as a reduction in minority interest as the operations of HealthTronics, Inc. and Subsidiaries presently includes Metro I Stone Management, Ltd.


                                      F44

                      HealthTronics, Inc. and Subsidiaries
             Pro Forma Combined Condensed Statements of Operations
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)


                                                                                HISTORICAL
                                                                ------------------------------------------


                                                                   LITHO          HLE
                                               HEALTHTRONICS,    MANAGEMENT,   CORPORATION     PRO FORMA         PRO FORMA
                                                    INC.          INC. (1)        (1)         ADJUSTMENTS         COMBINED
                                               ----------------------------------------------------------------------------------
Net revenue                                     $ 5,062,104    $  1,436,755    $        --                              6,498,859

Cost of goods sold and services provided          3,263,233         245,326             --        (19,729)              3,488,830
                                               ------------------------------------------------------------     (3)    ----------
                                                  1,798,871       1,191,429                        19,729               3,010,029

Operating costs and expenses:
  Salaries, wages and benefits                      723,748          81,102             --                                804,850
  Corporate, general and administrative           1,463,683         229,852             --        216,416       (2)     1,909,951
                                               -------------------------------------------------------------          -----------

Income/(loss) from operations                      (388,560)        880,475             --       (196,687)                295,228

Equity in earnings of
  unconsolidated partnerships                         4,669                        199,677       (199,677)      (4)
Interest income (expense)
Other income (expense):                             (38,434)        (81,769)            --                               (115,534)
                                               -------------------------------------------------------------          -----------
Net income/(loss) before minority
  interest and income taxes                        (422,325)        798,706        199,677       (396,364)                179,694
Minority interest                                     4,297        (796,975)            --        199,677       (4)      (593,001)
                                               -------------------------------------------------------------          -----------
Net income/(loss) before income taxes              (418,028)          1,731        199,677       (196,687)               (413,307)
                                               -------------------------------------------------------------          -----------

Provision for income taxes                               --              --             --                                     --
                                               -------------------------------------------------------------          -----------
Net income/(loss)                               $  (418,028)          1,731        199,677    $  (196,687)             $ (413,307)
                                               =============================================================          ===========

Basic net income per share/(loss)
  per share                                     $     (0.05)                                                           $    (0.05)

Weighted average number of common
  and common equivalent shares                    8,010,068                                                             8,710,068
                                                ===========                                                            ==========


--------------------


1. The historical results for Litho Management, Inc. and HLE Corporation are for the period January 1, 1997 to December 31, 1997 adjusted to conform with HealthTronics' presentation of revenue and expenses. However, historical results for Florida Lithology, Inc. ("FLI") and Lithowest, LLC ("Lithowest") not been included in the pro forma on the basis of materiality of operations.



2. Adjustment represents additional amortization arising from goodwill recorded as part of the purchase of Litho Management, Inc. on May 1, 1998 and HLE Corporation on September 9, 1998.


3. Adjustment represents the reduction in depreciation expense from retail to cost for equipment sold to related party partnerships.


4. Adjustment represents the reclassification of HLE Corporation's recognition of equity interest in Metro I Stone Management, Ltd. as a reduction in minority interest as the operations of HealthTronics, Inc. and Subsidiaries presently includes Metro I Stone Management, Ltd.


                                      F45

                 INITIAL PUBLIC OFFERING OF HEALTHTRONICS, INC.

                               TABLE OF CONTENTS



                                                                                     Page
Additional information that is available to You..........................Inside Front Cover Page
Summary of Our Offering .......................................................................1
Risk Factors...................................................................................5
History and Business..........................................................................13
History.......................................................................................13
           Business and Proposed Business - Past Activities...................................13
           Business and proposed Business - Present and Future Business.......................13
           Market Overview....................................................................14
           Marketing Strategy.................................................................14
           Geographic Markets.................................................................15
           Products and Proposed Products.....................................................15
           Employees..........................................................................19
           Potential Manufacturing............................................................19
           Suppliers..........................................................................19
           Maintenance Services...............................................................19
           Governmental Regulation............................................................19
           Competition........................................................................21
           Property, Equipment and Inventory..................................................21
           Joint Ventures, Subsidiaries and Distributors......................................22
           Patents, Trademarks and Licenses...................................................24
Management....................................................................................26
           Officers and Directors.............................................................26
           Biographical Information...........................................................28
           Remuneration (Summary Compensation Table)..........................................30
           Option Exercise Table..............................................................31
           Our Retirement Plan................................................................33
Principal Shareholders........................................................................33
           Securities Ownership of Majority Shareholders......................................33
Certain Transactions with Management and Others...............................................34
Dilution......................................................................................38
Capitalization................................................................................39
Description of Common Stock...................................................................39
           General............................................................................39
           Dividends..........................................................................40
           Options............................................................................40
Use of Proceeds...............................................................................40
Underwriting..................................................................................41
           Plan of Distribution...............................................................41
Experts.......................................................................................43
Legal Matters.................................................................................43
Management's Discussion and Analysis..........................................................43
Financial Statements..........................................................................F1



UNTIL *****, 1999 (90 DAYS AFTER THE EFFECTIVE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS PLACEMENT AGENTS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                        CAPITAL GROWTH MANAGEMENT, INC.
                      1827 POWERS FERRY ROAD, BUILDING #2
                             ATLANTA, GEORGIA 30339




                   The date of this Prospectus is *****, 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24    INDEMNIFICATION OF DIRECTORS AND OFFICERS.


The Company's Articles of Incorporation provide that no director shall have any personal liability to the Company or its shareholders for monetary damages for breach of duty of care or the other duties of a director except for any appropriation of any business opportunity, for acts or omissions that involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. Copies of the Company's Articles of Incorporation and ByLaws are available for inspection by any potential investor or his representative. (See "ADDITIONAL INFORMATION" in the Company's PROSPECTUS). Because of these provisions, the Company and its shareholders may have a more limited right of action against a director than they would have absent these provisions. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 (THE "ACT") MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE COMPANY HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with these securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The cross-indemnification provisions contained in Article 9 of the Placement Agent Agreement filed as Exhibit 1.1 to the Registration Statement may limit the liability of controlling persons, officers or directors of the Company to the Placement Agent.

ITEM 25    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following sets forth the anticipated costs and expenses to be incurred in connection with the issuance and distribution of the securities to be registered.

         Each amount, except for SEC and NASD fees, is estimated.

         SEC registration fee.........................   $  1,668.00
         Blue Sky fees (excluding legal fees).........     15,000.00
         NASD fee.....................................      1,625.00
         Accounting fees and expenses.................     90,000.00
         Legal fees and expenses......................     60,000.00
         Printing and engraving.......................     20,000.00
         Escrow Agent fee.............................        500.00
         Miscellaneous expenses.......................     10,000.00
                                                         -----------
                  Total ..............................   $198,793.00
                                                         ===========

ITEM 26    RECENT SALES OF UNREGISTERED SECURITIES

         During the past three years, Registrant sold the following unregistered securities (all of these securities were no par value Shares):

                  (a) (1) On December 31, 1995 OssaTronics, Inc. (The "Predecessor"), an affiliated Georgia corporation formed on December 23, 1994 was merged into the Company. The plan of merger was approved by the shareholders of both the Predecessor and the Company on March 4, 1995 and was finalized with the Office of the Secretary of State of Georgia on April 29, 1996. Pursuant to the plan of merger, 100,000 Shares were issued to 5 investors, all of whom were existing shareholders of the Company.

         (a) (2) Between June 24 and December 4, 1996, 1,407,000 Shares were sold at $1.00 per Share to 75 investors pursuant to a private placement memorandum.

         (a) (3) On June 1, 1997, the Company offered an aggregate of 200,000 Shares in an exchange offer to the owners of USL, a Texas limited partnership that is a distributor of the Company's products, in exchange for a 40% interest in USL. The exchange offer was accepted by the 6 owners of USL.

         (a) (4) Between July 31, 1997 and February 12, 1998, the Company sold an aggregate of 739,000 Shares at $3.00 per Share to 67 investors pursuant to a private placement memorandum.

         (a) (5) On May 1, 1998 the Company acquired LMI in exchange for 700,000 Shares.

         (a) (6) On September 9, 1998, the Company executed an Agreement and Plan of Share Exchange (the "Exchange Offer") with the three shareholders of HLE Corp., a Texas corporation. Pursuant to the Exchange Offer, the shareholders of HLE Corp. Exchanged all of the issued and outstanding shares of HLE for 300,000 Shares of the Company.

         (b) No underwriter was involved in any of these offerings. The Company sold these Shares to its officers, directors, promoters, employees, distributors (including the officers, directors and certain employees of its distributors), doctors family and friends of the Company's officers and directors.

         (c) The Shares described in (a) (1), (a) (3), (a) (5) and (a) (6) above were sold to the promoters and existing shareholders of the Company for their interest in OssaTronics, Inc. and the interest of the owners of USL in USL, and the interest of the owners of LMI in LMI and the interest of the owners of HLE Corp. in HLE Corp., as well as as for the services of the promoters of, and consultants to, the Company in organizing the Company. The Shares described in (a) (2) and (a) (4) above were sold for an aggregate of $3,682,826 in cash.

         (d) Exemption for the transactions described in paragraphs (a) (1) through (a) (6) above is claimed pursuant to Section (4) (2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated pursuant to Section (4)
(2). Each of the Company's investors received a private placement memorandum containing the information that would be contained in a Regulation A filing or in a registration statement. Each of the investors executed an appropriate subscription agreement/letter of investment intent. Each Share issued bears the appropriate restrictive legend. In addition, Form D was filed with the Securities and Exchange Commission for the transactions described in paragraphs
(a) (2) through (a) (4) above. Furthermore, the Company's Shares have been sold to no more than 32 non-accredited investors and no advertising or public solicitation was employed by the Company in the sale of its Shares.

ITEM 27    EXHIBITS

Exhibit
Number            Description of Exhibit
-------           ----------------------

1.1               Placement Agent Agreement (1)

3.1               Articles of Incorporation of HealthTronics, Inc. (1)

3.2               Restated By Laws of HealthTronics, Inc. (1)

3.3               By Laws of OssaTronics, Inc. (1)

3.4               Specimen Stock Certificate (To be filed by amendment)

3.5               Agreement and Plan of Merger of OssaTronics, Inc. into
                  HealthTronics, Inc. (1)

3.6               Amended Articles of Incorporation of HealthTronics, Inc.

3.7               Subscription Agreement

5 Opinion of Christopher J, Moran, Jr., as to the legality of the securities being registered. (1)

10.1              Draft Form of Escrow Agreement between Registrant and
                  __________ as Escrow Agent. (Executed copy will be filed by amendment)

10.2              Entity Interest Agreement between the Company and USL. (1)

10.3 Distributorship Agreement between the Company and USL and amendments thereto. (1)

10.4              Patent License Agreement dated June 3, 1995 between
                  OssaTronics, Inc. and HMT High Medical Technologies GmbH
                  along with amendments thereto.
                  (1)

10.4 (a)          Patent Purchase Agreement between VISSH Voennomedicinsky
                  Institut and HMT. (1)

10.4 (b) U.S. Patent Number 4.979.501 for a method and an apparatus for medical treatment of the pathological state of bones. (1)

10.4 (c) Provisional Patent Application for the use of acoustic shockwaves, in the treatment of medical, dental and veterinary conditions. (1)

10.4 (d) U.S. Patent Number 5,595,178 for a system and an apparatus for treatment of degenerative bone. (1)

10.4 (e)          Second Amendment to Patent License Agreement. (1)

10.5              Distributorship and Manufacturing Agreements between the
                  Company and HMT for both the OssaTron(R) (11/22/94) and the LithoTron(R) (1/24/96) and amendments to both agreements dated March 1, 1996 and August 7, 1996. (1)

10.6              The Company's 401 (k) plan. (1)

10.7              Agreement dated February 15, 1995 between OssaTronics, Inc.,
                  John Warlick, Argil Wheelock, M.D., Karl-Heinz Restle and
                  Scott A. Cochran. (1)

10.8              Manufacturing Agreement dated June 20, 1996 between the
                  Company and HMT. (1)

10.9              Agreement and Plan of Share Exchange with HLE Corp. (1)

10.10             Limited Partnership Agreement of US Lithotripsey, L.P. (1)

10.11             Employment Agreement with Ms. Beck

10.12             Service Agreement with Servicetrends

10.13             Employment Agreement with Ms. Marlow.

21.1              Subsidiaries of the Registrant.

24.1              Consent of Ernst & Young LLP. (1)

24.2 Consent of Christopher J. Moran, Jr. (contained in his opinion filed as Exhibit 5). (1)

25.1              Power of Attorney (located on page II-7).

27.1              Financial Data Schedule. (1)

99.1 Letter from FDA dated 6/13/97 approving the PMA for the LithoTron(TM) Lithotripsy System, subject to certain conditions. (1)




-------------------------------------------------------------------
(1) Filed on November 9, 1998 and incorporated herein by reference.

ITEM 28    UNDERTAKINGS

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (I) to include any prospectus required by Section 10(a)(3) of the Act;
         (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions (See Item 24), or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, and the state of Georgia, on January 26, 1999.



(Registrant).......................................HealthTronics, Inc.

By (Signature and Title)...........................Roy S. Brown
                                                   ------------
                                                   Roy S. Brown
                                                   President and Director


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Roy S. Brown as his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the SB-2 Registration Statement filed by HealthTronics, Inc., to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 26, 1999.




     Signature                               Date                                Title
     ---------                               ----                                -----


Argil J. Wheelock, M.D.                      January 26, 1999                    Chairman and CEO
--------------------------------
Argil J. Wheelock, M.D.


Roy S. Brown                                 January 26, 1999                    President, COO
--------------------------------                                                 and Director
Roy S. Brown


John F. Warlick                              January 26, 1999                    Executive Vice
--------------------------------                                                 President
John F. Warlick


Scott Cochran                                January 26, 1999                    Secretary/Treasurer
--------------------------------                                                 and Director
Scott Cochran


Marie Marlow                                 January 26, 1999                     Vice President
--------------------------------
Marie Marlow


Joachim Voss                                 January 26, 1999                     Director
--------------------------------
Joachim Voss


Victoria Beck                                January 26, 1999                    Chief Accounting
--------------------------------                                                 Officer
Victoria Beck


John Burke                                   January 26, 1999                    Director
--------------------------------
John Burke

                                 EXHIBIT INDEX



Exhibit
Number            Description of Exhibit                                         Rule 403(d) Page Number
------            ----------------------                                         -----------------------

1.1               Placement Agent Agreement (1)

3.1               Articles of Incorporation of HealthTronics, Inc. (1)

3.2               Restated By Laws of HealthTronics, Inc. (1)

3.3               By Laws of OssaTronics, Inc. (1)

3.4               Specimen Stock Certificate (To be filed by amendment)

3.5               Agreement and Plan of Merger of OssaTronics, Inc. into
                  HealthTronics, Inc. (1)

3.6               Amended Articles of Incorporation of HealthTronics, Inc.

3.7               Subscription Agreement

5 Opinion of Christopher J, Moran, Jr., as to the legality of the securities being registered. (1)

10.1              Draft Form of Escrow Agreement between Registrant and
                  __________ as Escrow Agent. (Executed copy will be filed by amendment)

10.2              Entity Interest Agreement between the Company and USL. (1)

10.3 Distributorship Agreement between the Company and USL and amendments thereto. (1)

10.4              Patent License Agreement dated June 3, 1995 between
                  OssaTronics, Inc. and HMT High Medical Technologies GmbH along with amendments thereto. (1)

10.4 (a)          Patent Purchase Agreement between VISSH Voennomedicinsky
                  Institut and HMT. (1)

10.4 (b) U.S. Patent Number 4.979.501 for a method and an apparatus for medical treatment of the pathological state of bones. (1)

10.4 (c) Provisional Patent Application for the use of acoustic shockwaves, in the treatment of medical, dental and veterinary conditions. (1)

10.4 (d) U.S. Patent Number 5,595,178 for a system and an apparatus for treatment of degenerative bone. (1)

10.4 (e)          Second Amendment to Patent License Agreement. (1)

10.5              Distributorship and Manufacturing Agreements between the
                  Company and HMT for both the OssaTron(R) (11/22/94) and the LithoTron(R) (1/24/96) and amendments to both agreements dated March 1, 1996 and August 7, 1996. (1)

10.6              The Company's 401 (k) plan. (1)

10.7              Agreement dated February 15, 1995 between OssaTronics, Inc.,
                  John Warlick, Argil Wheelock, M.D., Karl-Heinz Restle and
                  Scott A. Cochran. (1)

10.8              Manufacturing Agreement dated June 20, 1996 between the
                  Company and HMT. (1)

10.9              Agreement and Plan of Share Exchange with HLE Corp. (1)

10.10             Limited Partnership Agreement of US Lithotripsey, L.P. (1)

10.11             Employment Agreement with Ms. Beck.

10.12             Service Agreement with Servicetrends, Inc.

10.13             Employment Agreement with Ms. Marlow.

21.1              Subsidiaries of the Registrant.

24.1              Consent of Ernst & Young LLP. (1)

24.2 Consent of Christopher J. Moran, Jr. (contained in his opinion filed as Exhibit 5). (1)

25.1              Power of Attorney (located on page II-7).

27.1              Financial Data Schedule. (1)

99.1 Letter from FDA dated 6/13/97 approving the PMA for the LithoTron(TM) Lithotripsy System, subject to certain conditions. (1)




------------------------------------------------------------------
(1) Filed on November 9, 1998 and incorporated herein by reference.